CONFIDENTIAL TREATMENT REQUESTED. CERTAIN PORTIONS OF THIS DOCUMENT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND, WHERE APPLICABLE, HAVE BEEN MARKED WITH AN ASTERISK TO DENOTE WHERE OMISSIONS HAVE BEEN MADE. THE CONFIDENTIAL MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SCHEDULE II

to Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011

Shareholders' Agreement

of

NOVVI S.A.

entered into by and among,

on one side,

Cosan Combustíveis e Lubrificantes S.A.,

and,

on the other side,

Amyris Brasil S.A.,

and,

as Intervening-Consenting Party,

NOVVI S.A.

June 03, 2011

Table of Contents

CHAPTER I - DEFINITIONS, INTERPRETATION AND RULES OF CONSTRUCTION		7
1.1.	Interpretation and Rules of Construction	7
1.2.	Conflict	8
1.3.	Certain Defined Terms	8
1.4.	Definitions	13
CHAPTER II - PURPOSE AND GUIDING PRINCIPLES		14
2.1.	Purpose	14
2.2.	Exercise of Voting Rights	14
2.3.	Management of the Company	14
2.4.	Strategic Decisions	14
2.5.	Related Party Transactions	14
2.6.	Management Goals	15
2.7.	Conduct of the Business	15
CHAPTER III - CORPORATE STRUCTURE AND SHARES BOUND TO THE AGREEMENT		15
3.1.	Corporate Capital	15
3.2.	Bound Shares	15
3.3.	Fiduciary Transfer	16
3.3.1.	Fiduciary Transfer Procedures	16
CHAPTER IV - SHAREHOLDERS' COVENANTS		16
4.1.	Shareholders' Exercise of Voting Rights	16
CHAPTER V - SHAREHOLDERS' MEETINGS		16
5.1.	Shareholders' Meetings	17
5.1.1.	Call Procedures	17
5.1.2.	Annual or Special Shareholders' Meetings	17

5.1.3.	Voting; Quorum for Installation and Approval	17
5.1.4.	Shareholders' Meeting Agenda	17
5.1.5.	Shareholder Approval Matters	18
5.2.	Minutes	19
5.3.	Subsidiaries	19
CHAPTER VI - MANAGEMENT OF THE COMPANY		20
6.1.	Management; General Principles	20
6.2.	Board of Directors	20
6.2.1.	Appointment	20
6.2.2.	Exercise of Voting Rights	20
6.2.3.	Replacement and Resignation	20
6.2.4.	Term of Office	21
6.2.5.	Chairman	21
6.2.6.	Meetings of the Board of Directors	21
6.2.7.	Call Procedures	21
6.2.8.	Board of Directors' Meeting Agenda	22
6.2.9.	Attendance	22
6.2.10.	Quorum for Installation	22
6.2.11.	Minutes	23
6.2.12.	Matters Subject to the Board of Directors	23
6.2.13.	Language.	25
6.2.14.	Compensation	25
6.2.15.	D&O	26
6.3.	Executive Committee	26
6.3.1.	Appointment and Removal	26
6.3.2.	Officers Qualification	26
6/3/2003	Meetings of the Executive Committee	26
6.3.4.	Term of Office	26
6.3.5.	Compensation	26
6.3.6.	Responsibility	26
6.4.	Audit Committee	28
CHAPTER VII - TRANSFER OF SHARES		28
7.1.	Transfer of Shares	28
7.2.	Lock-up Covenant	28
7.3.	Transfers to Affiliates	28
7.4.	Right of First Refusal; Tag Along Right	29
7.4.1.	Sale Notice	29

7.4.1.1.	Payment Terms on Sale Notice	29
7.4.2.	Right of First Refusal	30
7.4.3.	Tag Along Right	30
7.4.4.	Solicitation of Offers	31
7.5	Initial Public Offering	31
7.5.1.	Right to Cause a Secondary Public Offering	31
7.6.	Encumbrance of Shares	32
CHAPTER VIII - ANTI -DILUTION PROTECTION		32
8.1.	Anti-dilution Rule	32
CHAPTER IX - INSOLVENCY AND CALL OPTION		32
9.1.	Insolvency Event	32
9.2.	Effects of an Insolvency Event	33
9.3.	Insolvency Call Option	33
9.4.	Insolvency Call Option Notice and Shares' Price	33
CHAPTER X - CHANGE OF CONTROL EVENT		33
10.1.	Change of Control Event	33
10.2.	Change of Control of the Shareholders	34
CHAPTER XI - DEADLOCK		34
11.1.	Deadlock	34
11.1.1.	Events not considered a Deadlock	34
11.2.	Declaration of a Deadlock	35
11.2.1.	Appointment of the Deadlock Arbitrator	35
11.2.2.	Deadlock Arbitration Proceedings	35
11.2.3.	Arbitrator Fees	36
11.2.4.	Deadlock Arbitration Costs	36
11.2.5.	Deadlock Disputes Resolution	36
11.3.	Escalation	36
11.4.	Deadlock Mediation Period	36
11.4.1.	Appointment of a Mediator	37
11.5.	Status Quo in Case of Deadlock	37
CHAPTER XII - DEFAULT EVENTS		37
12.1.	Default Options	37
12.2.	Exercise of Default Options	37
CHAPTER XIII - RIGHT TO INFORMATION		38
13.1.	Information Right	38
13.2.	Due Diligence	38

CHAPTER XIV - EXCLUSIVITY AND NON-SOLICITATION		39
14.1.	Exclusivity	39
14.2.	Non-Solicitation	39
CHAPTER XV - TERM AND DURATION		40
15.1.	Term	40
CHAPTER XVI - MISCELLANEOUS AND GENERAL PROVISIONS		40
16.1.	Confidentiality	40
16.1.1.	Exceptions To Confidentiality	41
16.2.	Notices	41
16.3.	Entire Agreement	42
16.4.	Severability	42
16.5.	Waivers	43
16.6.	Assignment	43
16.7.	Governing Law	43
16.8.	Language	43
16.9.	Arbitration	43
16.9.1.	Full compliance with the arbitration agreement	44
16.9.2.	Arbitral Tribunal	44
16.9.3.	Place of Arbitration	44
16.9.4.	Language	44
16.9.5.	Binding Nature	45
16.9.6.	Fine for Breach of Arbitration	45
16.9.7.	Exceptional Court Jurisdiction	45
16.9.8.	Confidentiality	46
16.9.9.	Contractual Performance	46
16.9.10.	Consolidation	46
16.9.11.	Intervening Consenting Party	47
16.10.	Filing and Registration	47

List of Schedules

Schedule I    Bylaws
Schedule II    Fair Market Value Methodology

Shareholders' Agreement

This Shareholders' Agreement, dated as of June 03, 2011 (“Agreement”), is entered into by and among the following parties:

I.    On one side:

1.1.    Cosan Combustíveis e Lubrificantes S.A., a sociedade anônima organized and existing under the laws of Brazil, with principal place of business at Rua Victor Civita, 77, Block 1, at Barra da Tijuca, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled with the Brazilian Taxpayers' Registry (CNPJ/MF) under No. 33.000.092/0001-69 (hereinafter referred to as “CCL”).

II.    And, on the other side:

2.1.    Amyris Brasil S.A., a sociedade anônima organized and existing under the laws of Brazil, with principal place of business at Rua James Clerk Maxwell, No. 315, Techno Park, in the city of Campinas, State of São Paulo, enrolled with the Brazilian Taxpayers' Registry (CNPJ/MF) under No. 09.379.224/0001-20 (hereinafter referred to as “Amyris Brasil”).

(CCL and Amyris Brasil jointly referred to as “Shareholders” or “Parties” and, individually and generally referred to as “Shareholder” or “Party”);

III.    And, as intervening-consenting party:

3.1.    Novvi S.A., a sociedade anônima incorporated by the Shareholders on the date hereof under the laws of Brazil, with principal place of business at Avenida Presidente Juscelino Kubitschek nº 1327, 4º andar, sala 5, in the city of São Paulo, State of São Paulo (hereinafter referred to as the “Company”).

Recitals

(1)    Whereas, subject to the terms and conditions set forth in the Joint Venture Implementation Agreement (as defined below), the Parties have jointly agreed to form a joint venture to develop, produce, market and distribute, on a worldwide basis, the JVCO Products (as defined below);

(2)    Whereas, the Company has been incorporated as of the date hereof to be the Parties' vehicle for such joint venture; and

(3)    Whereas, the Parties wish to set out in this Agreement the terms and conditions that shall govern their relationship as the sole shareholders in the Company.

Now, Therefore, in consideration of the matters described above, the Parties, intending to be legally bound, are entering into this Agreement to set out the terms governing their relationship as shareholders of the Company, as follows:

Chapter I - Definitions, Interpretation and Rules of Construction

1.1.    Interpretation and Rules of Construction. In this Agreement, except to the extent specifically provided otherwise:

(i)    the definitions contained herein are applicable to the singular as well as the plural form of such terms, regardless of gender. Also, such definitions shall also be applicable to terms directly derived from the defined terms;

(ii)    references to any documents or instruments include all respective addenda, amendments, substitutions, restatements and additions, unless expressly provided otherwise;

(iii)    references to provisions of Law(s) shall be interpreted as references to such provisions as amended, expanded, consolidated or reissued, or as their applicability may be altered from time to time by other rules, and will include any provisions from which they originate (with or without modifications), regulations, instruments or other legal rules subordinate thereto;

(iv)    the headings and titles of the Chapters and Sections contained herein are merely for reference and are irrelevant for the interpretation or analysis of this Agreement;

(v)    when a reference is made in this Agreement to a Chapter or Section, such reference is to a Chapter or Section of this Agreement;

(vi)    the terms “including”, “include”, and “included” and analogous terms will be interpreted as if they had been accompanied by the phrase “but not limited to”;

(vii)    all references to Persons include their successors, beneficiaries and permitted assigns;

(viii)    unless otherwise defined in this Agreement, the capitalized terms used herein shall have the meaning assigned thereto in the Joint Venture Implementation Agreement; and

(ix)    references to any period of days shall be deemed to be to the relevant number of calendar days, provided that all references to terms or periods in this Agreement shall be counted excluding the date of the event that causes such term or period to begin and including the last day of the relevant term or period.

1.2.    Conflict. In the event of any conflict between this Agreement and the Bylaws (as defined below), the terms of this Agreement shall prevail with respect to the Shareholders, and the Shareholders shall, at the first general meeting held after such conflict is identified, but in any event within the following sixty (60) days, decide on an amendment to the Bylaws so as to eliminate said conflict.

1.3.    Certain Defined Terms. For purposes of this Agreement:

“Affiliate” means, as regards to a certain Person (a “First Person”), (i) any Person who, directly or indirectly, through one or more intermediates, Controls the First Person, is Controlled by the First Person, or is under common Control with the First Person; or, (ii) exclusively in relation to a natural person, his or her spouse, ascendant(s), descendant(s), next of kin until second degree, heirs, surviving spouses and successors of any kind;

“AI” means Amyris, Inc., a corporation duly organized and existing under the laws of Delaware, United States of America, with its principal place of business at

5885 Hollis Street, Suite 100, Emeryville, California 94608, enrolled with the Brazilian Taxpayers' Registry (CNPJ/MF) under No. 09.345.642/0001-05;

“Alternative Base Oil Technology” means a technology or molecule, other than a BioFene-based technology or molecule, which can be used to produce renewable base oils and is developed or acquired by either the Cosan Entities or the Amyris Entities during the Term and contributed to the Company pursuant to Section 5.3 of the Joint Venture Implementation Agreement;

“Amyris Brasil Members” means the members of the Board of Directors to be appointed by Amyris Brasil, as set forth in Section 6.2.1;

“API” means the American Petroleum Institute;

“Base Oil” means a fluid base compound from renewable sources, to which other oils, additives or components are added to produce a Lubricant, which is intended to replace existing Group III Base Stocks and/or Group IV Base Stocks;

“BioFene” means a product developed by AI called Amyris Biofene™, also referred to as farnesene;

“Brazilian Corporation Law” means Law No. 6404/76, as amended;

“Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banks in the city of São Paulo, State of São Paulo, are obliged or authorized by law to remain closed or any day in which such banks are closed as the result of a strike;

“Bylaws” means the Bylaws (Estatuto Social) of the Company as of the date hereof, in the form attached hereto as “Schedule I”, and as amended as contemplated by this Agreement;

“CCL Members” means the members of the Board of Directors to be appointed by CCL, as set forth in Section 6.2.1;

“Chairman” means the Chairman of the Company's Board of Directors (Conselho de Administração);

“Change of Control of Amyris Brasil” means any transaction (or a series of related transactions), as a result of which a Competitor of the Company becomes, direct or indirectly, a Controlling shareholder of Amyris Brasil;

“Change of Control of CCL” means, any transaction (or a series of related transactions) as a result of which a Competitor of the Company becomes, direct or indirectly, a Controlling shareholder of CCL;

“Competitor” means, with respect to the Company, any Person which is engaged in the development, production, marketing and distribution of Lubricants or Base Oils. Derivative terms of Competitor, such as “Competitive”, shall have a meaning analogous to “Competitor”;

“Control” means, when used with respect to any Person (“Controlled Person”), (i) the power, held by another Person, alone or together with other Persons bound by a voting or similar agreement (each a “Controlling Person”), to elect, directly or indirectly, the majority of the senior management and to establish and conduct the policies and management of the relevant Controlled Person; or (ii) the direct or indirect ownership by a Controlling Person and its Affiliates, alone or together with another Controlling Person and its Affiliates, of at least fifty percent (50%) plus one (1) share/quota representing the voting stock of the Controlled Person. Terms derived from Control, such as “Controlled”, “Controlling” and “under common Control” shall have a similar meaning to Control;

“Corporate Books” means the Company's Share Register Book (Livro de Registro de Ações Nominativas) and Share Transfer Book (Livro de Registro de Transferência de Ações Nominativas);

“Cosan” means Cosan S.A. Indústria e Comércio, a companhia aberta duly organized and existing under the laws of the Federative Republic of Brazil, with principal place of business at Prédio Cosan, at Bairro Costa Pinto, in the city of Piracicaba, state of São Paulo, enrolled with the Brazilian Taxpayers' Registry (CNPJ/MF) under No. 50.764.577/0001-15;

“CVM” means the Comissão de Valores Mobiliários, which is the Brazilian Securities Exchange Commision;

“Deadlock Issue” means an issue or a matter with respect to which a decision is required to be made in order to (a) prevent the occurrence of an event that would reasonably be expected to have a material adverse effect on the business, assets, operations, results of operations or financial condition of the Company, taken as a whole, (b) alleviate the effect on the business, assets, operations, results of operations or financial condition of the Company caused by such event such as to, to the extent possible, restore the Company to the state of affairs enjoyed by the Company immediately prior to the occurrence of such event, (c) avoid a material change in the state of affairs, business, corporate governance, assets, operations, results of operations or financial condition of the Company caused by such event; or (d) approve a Shareholder Approval Matter, as set forth in Section 5.1.5 below, or a Board of Directors Approval Matter, as set forth in Section 6.2.12 below;

“Fair Market Value” means the fair market value of the Company's shares, as calculated using the methodology set forth in “Schedule II” attached hereto;

“Group III Base Stocks” means base stocks which contain greater than or equal to 90 percent saturates and less than or equal to 0.03 percent sulfur and have viscosity index greater than or equal to 120 (which definition is set forth by API);

“Group IV Base Stocks” means base stocks which are polyalphaolefins (PAO) (which definition is set forth by API);

“Joint Venture Implementation Agreement” means the Joint Venture Implementation Agreement entered into by and among CCL, Cosan, AI and Amyris Brasil on June 03, 2011;

“Initial JVCO Products” means Base Oils derived from BioFene;

“JVCO Products” means the Initial JVCO Products and Subsequent JVCO Products (if any);

“Lubricants” means all substances introduced between two (2) moving surfaces to reduce the friction between them, improving efficiency and reducing wear, or dissolving or transporting foreign particles, or distributing heat, in each case comprising a formulation of at least one Base Oil combined or blended with additives, sold as a finished product to retail and commercial customers, for use in, by way of example only, automotive, 2-cycle, marine and other engines, ship lubrication, hydraulic equipment, food processing equipment and machinery and wind turbines, but expressly excluding drilling oils, fluids and muds, in accordance with the standards set by API;

“Lubricants Market” means the market for automotive, commercial and industrial

Lubricants worldwide; for the avoidance of doubt, the markets for flavors and fragrances, food additives, cosmetics and personal care, drilling oils, fluids and muds, fuels, cleaners, paints, coatings, ink, consumer-packaged goods, pesticides and pharmaceuticals are excluded, without limitation;

“Members” has the meaning set forth in Section 6.2.2; for the avoidance of doubt, it includes the Amyris Brasil Members and the CCL Members;

“Person” means any individual, legal entity, limited partnership with share capital, Brazilian limited liability company (sociedade limitada), association, joint-stock company (sociedade por ações), trust, unincorporated organization, government body or regulatory agency and its subdivisions, or any other incorporated or unincorporated person or entity;

“Related Party Transactions” means, with respect to a Person, any deal, operation, transaction and/or business relationship between, on one side, such Person and, on the other side, any of its shareholders or partners, its Affiliates, their respective officers, directors, managers and relatives up to third (3rd) degree; provided that if such Person is the Company or the Company's Controlled companies, for example, any transaction involving the Company or a Controlled company, on one side, and any Shareholder or its Affiliates or Controlling Shareholder, on the other side, shall be also considered a Related Party Transaction;

“Subsequent JVCO Products” means Base Oils derived from an Alternative Base Oil Technology;

“Subsidiary” means a company directly or indirectly Controlled by the Company;

“Third Party” means any Person, except for the Parties and their respective Affiliates;

“Total” means Total S.A., a French energy company, and/or Total Gas & Power USA Biotech, Inc. and their respective Affiliates; and

“Transfer” means any direct or indirect transfer, sale, assignment, exchange, donation, lease, abandonment or other disposition of any kind, voluntary or involuntary, contingent or non-contingent, including any direct or indirect transfer, sale, assignment, exchange, donation, lease, abandonment or other disposition of any kind that results from the foreclosure of any pledge, grant of security interest or lien.

1.4.    Definitions. The following terms have theirs meanings provided for in the Sections set forth below:

Definition	Section
“Agreement”	Preamble
“Amyris Brasil”	Preamble
“Annual Shareholders' Meeting”	Section 5.1.2

“Arbitration Chamber”	Section 16.9
“Arbitral Tribunal”	Section 16.9.2
“Arbitration Rules”	Section 16.9
“Audit Committee”	Section 6.4
“Board of Directors”	Section 6.2
“Board of Directors Approval Matter”	Section 6.2.12
“CCL”	Preamble
“Change of Control Event”	Section 10.1
“Company”	Preamble
“Deadlock”	Section 11.1
“Deadlock Issue”	Section 11.3
“Deadlock Mediation Period”	Section 11.4
“Deadlock Notice”	Section 11.1
“Deadlock Question”	Section 11.2
“Default Call Option”	Section 12.1(a)
“Default Put Option”	Section 12.1(b)
“Declaring Shareholder”	Section 11.2
“Declaration”	Section 11.3
“Executive Committee”	Section 6.3
“Fiduciary Transfer”	Section 3.3
“Insolvency Call Option”	Section 9.3
“Insolvency Call Option Notice”	Section 9.4
“Insolvency Event”	Section 9.1
“Insolvent Party”	Section 9.3
“Mediator”	Section 11.4
“Negotiation Period”	Section 11.3
“Non Cash Consideration”	Section 7.4.1.1
“Non-Insolvent Party”	Section 9.3
“Party/ies”	Preamble
“Right of First Refusal”	Section 7.4
“Sale Notice”	Section 7.4.1
“Secondary Offering”	Section 7.5.1
“Selected Arbitration”	Section 16.9.10
“Selling Shareholder”	Section 7.4
”Shareholder(s)”	Preamble
”Shareholder Approval Matter”	Section 5.1.5
“Shares”	Section 3.2
“Tag Along Right”	Section 7.4
“Transferor Shareholder”	Section 3.3.1
“Trustee Shareholder”	Section 3.3.1

Chapter II - Purpose and Guiding Principles

2.1.    Purpose. The purpose of this Agreement is to establish the general framework governing the relationship between CCL and Amyris Brasil with respect to their capacities of, and as long as they are (subject to termination provisions hereof), Shareholders of the Company, and the principles set forth herein are of the essence of the intent of the Parties and shall, at all times during the term of this Agreement, be observed by the Parties-and the Parties shall cause their representatives in the Company's management and all other members of the senior management of the Company and its Subsidiaries, if any, to observe them-and the Parties hereby promise to abide by them.

2.2.    Exercise of Voting Rights. The Shareholders hereby agree to (i) exercise their respective votes at the general shareholders' meetings of the Company, (ii) cause the Company to always exercise its vote at the general meetings of its Subsidiaries, if any, and (iii) instruct their respective representatives in the management bodies of such companies to act, in accordance with the provisions of this Agreement.

2.3.    Management of the Company. The management of the Company and its Subsidiaries shall be conducted by experienced professionals meeting all qualification requirements needed in order to hold such positions.

2.4.    Strategic Decisions. The Company's strategic decisions shall always take into account the Company's best interests, with the purpose of (i) providing the Shareholders with the best possible sustainable return on their investments and (ii) achieving the goals and objectives set forth in any approved business plan.

2.5.    Related Party Transactions. Except as otherwise contemplated by the Joint Venture Implementation Agreement and the Ancillary Agreements mentioned thereunder, any Related Party Transaction shall be carried out on an arms' length basis under conditions consistent to those that such parties would be offered in case such transaction were carried out with Third Parties, without conflict of interest and in the best interests of the Company and its Subsidiaries.

2.6.    Management Goals. The members of the Company's and its Subsidiaries' management bodies shall be instructed to endeavor their best efforts in pursuing return over capital employed, efficiency, productivity, safety and competitiveness with respect to the activities of the Company and its Subsidiaries.

2.7.    Conduct of the Business. The Company and any of its Subsidiaries or any directors, officers, agents, employees or any other Person acting on behalf of the Company or any of its Subsidiaries shall not, under any circumstances and for any reason whatsoever, engage in any illegal or unlawful business conduct and the Company shall use its best efforts-and cause its Subsidiaries to use their best efforts-to keep good labor, social and environmental standards, in order to prevent or remedy any damages to the environment and employees that may be caused by the Company or its Subsidiaries while pursuing their activities.

Chapter III - Corporate Structure and Shares Bound to the Agreement

3.1.    Corporate Capital1. The current capital stock of the Company, fully subscribed and paid in, is of R$ 400.000,00 (four hundred thousand reais), divided into 400.000 (four hundred thousand) common registered shares with no par value, which are held by the Shareholders as follows:

Shareholder	No. of Shares	% of Capital Stock
CCL	200.000(*)	50%
Amyris Brasil	200.000(*)	50%
Total	400.000	100%
(*) Includes the Shares transferred to its Members as provided in Section 3.3.

3.2.    Bound Shares. This Agreement is binding on the totality of the outstanding shares issued by the Company on the date hereof and owned by the Shareholders, as well as on the shares or any other securities or rights convertible into shares issued by the Company that may be subscribed or purchased or in any other way acquired by the Shareholders, their successors or authorized assignees

_________________________
1 The corporate capital of the Company shall be defined in the Initial Business Plan and distributed between the Shareholders in the following proportion: (i) 50% to CCL and (ii) 50% to Amyris Brasil.

on any account, during the term of this Agreement, including but not limited to, stock dividends deriving from dividend distributions, capital reductions, the exercise of any option, and any rights attributed thereto (the “Shares”). Therefore, the Shareholders acknowledge and accept that all Shares now existent or any new shares that may be so in the future, including through subscription, purchase, stock split, reverse stock split or conversion, shall be bound and subject to the terms and conditions of this Agreement.

3.3.    Fiduciary Transfer. The Shareholders agree that CCL and Amyris Brasil shall, each of them, be authorized to assign and Transfer one Share to each respective Member that shall be appointed by CCL and/or by Amyris Brasil under the provisions of this Agreement (the “Fiduciary Transfer”), who, as a consequence, shall become a shareholder of the Company for the sole purpose of complying with Brazilian laws.

3.3.1.    Fiduciary Transfer Procedures. The assignment and Transfer mentioned in Section 3.3 above shall be free of any costs and expenses, as a trust and, therefore, the trustee shareholder (“Trustee Shareholder”) shall, at the time he/she receives one share from the Shareholder that has appointed him/her, acknowledge and accept that, although he/she will be listed as a shareholder of the Company, his/her transferor Shareholder (“Transferor Shareholder”) shall continue to be the beneficial owner of the corresponding Share and eligible to exercise the corresponding voting right. At any time, upon the request of the Transferor Shareholder, the Trustee Shareholder shall undertake to immediately transfer the Share which he/she holds in trust to the Transferor Shareholder, or to any third party which the Transferor Shareholder may indicate, and fully comply with the Transferor Shareholder's instructions. All such commitments to be undertaken by the Trustee Shareholder shall be formalized in a separate instrument, to be executed by the Trustee Shareholder at the time of his/her election and filed at the Company's headquarters.

Chapter IV - Shareholders' Covenants

4.1.    Shareholders' Exercise of Voting Rights. Each of the Shareholders hereby covenants and agrees that it shall vote and cause its representatives in the Board of Directors to vote in order to accomplish and give effect to the terms and conditions of this Agreement and that it shall otherwise act in accordance with the provisions of this Agreement.

Chapter V - Shareholders' Meetings

5.1.    Shareholders' Meetings. Any action required or permitted to be taken by any Shareholders' General Meeting or under applicable law shall be taken in accordance with the following provisions:

5.1.1.    Call Procedures. The Shareholders' Meetings may be called at any time by the Chairman, by his or her own initiative or at the written request of any Shareholder or otherwise as contemplated by the Brazilian Corporation Law. Failure by the Chairman to call any such meeting requested by any Shareholder within five (5) calendar days from the date of receipt of the pertinent request shall allow such Shareholder to call the applicable meeting. Subject to the applicable legal provisions, the call notices shall be delivered to each Shareholder at least eight (8) calendar days in advance of the date scheduled for the holding of each Shareholders' Meeting and shall contain information on the place, date and time the relevant Shareholders' Meeting will be held and the detailed agenda, as well as any documentation that shall be used to support the matters to be discussed at such meeting, subject to the provisions of Section 5.1.4 below. Unless otherwise agreed by the Shareholders, the Shareholders' Meeting shall be held at the Company's headquarters.

5.1.2.    Annual or Special Shareholders' Meetings. The Shareholders' Meetings of the Company shall be annual or special. The Shareholders acknowledge that an annual Shareholders' Meeting shall be held within the four (4) months following the closing of each fiscal year, for discussion, voting and approval of the relevant matters provided by the Brazilian Corporation Law (“Annual Shareholders' Meeting”). Furthermore, special Shareholders' Meetings may be held whenever and insofar as the business of the Company so requires.

5.1.3.    Voting; Quorum for Installation and Approval. Each Share shall have the right to one (1) vote on all matters to be decided by a Shareholders' Meeting. The quorum for installation at a Shareholders' Meeting shall be determined in accordance with Brazilian Corporation Law. Except for those special matters provided for by law or referred to in Section 5.1.5 below, resolutions at Shareholders' Meetings shall be passed by a majority vote of those in attendance.

5.1.4.    Shareholders' Meeting Agenda. The call notice to the shareholders' general meetings shall set forth, in detail, the relevant agenda, it being expressly forbidden the inclusion of generic items such as, for example, “general matters of interest of the Company”. Moreover, no resolutions shall be passed on any matters that are not expressly included in the agenda, as stated in the call notice, under penalty of being deemed void, except for (i) the resolutions that are approved by the unanimous vote of all of the Shareholders representing one hundred percent (100%) of the Company's capital stock; or (ii) as provided in Brazilian Corporation Law.

5.1.5.    Shareholder Approval Matters. Notwithstanding anything contained in this Agreement to the contrary, resolutions on the following matters shall always require the approval of at least [*] of the voting issued and outstanding Shares of the Company's capital stock (each of the following enumerated matters being referred to as a “Shareholder Approval Matter”):

(a)    capital reduction with distribution of funds or assets to the Shareholders;

(b)    admission of new shareholders during the term set forth in Section 7.2 below;

(c)    issuance of preferred shares, of any class, or change in the characteristics, rights and privileges of the Company's shares;

(d)    redemption, amortization or repurchase of Shares or any convertible securities, or changes in the conditions applicable to redemption, amortization or repurchase of Shares or convertible securities;

(e)    any merger, merger of shares (incorporação de ações), any form of corporate reorganization, spin-off, drop down of assets and liabilities involving the Company;

(f)    amendment of the compulsory dividend set forth in the Bylaws, dividend distribution in an amount lower than the compulsory dividend set forth in the Bylaws and amendment to the provisions regarding the Company's dividend policy set forth in the Bylaws;

(g)    change in accounting or tax principles or policies with respect to the financial statements, except as required by Brazilian generally accepted accounting principles or by law or regulation;

(h)    change of corporate type;

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

(i)    change of corporate purpose which, as a result, would cause the main activities/businesses of the Company to be other than the development, production, marketing and distribution of JVCO Products, on a worldwide basis, for use in Lubricants in the Lubricants Market;

(j)    winding up, judicial or out of court reorganization process, voluntary acts of financial reorganization, bankruptcy or liquidation;

(k)    amendments to any provision of the Bylaws that relates to a Shareholder Approval Matter or a Board of Directors Approval Matter or that relates to the role, composition or functioning of the Board of Directors, a committee created by the Board of Directors or the Audit Committee;

(l)    approval of any stock option, profit sharing or similar compensation plan and any amendments thereto;

(m)     amendment to or termination of any Ancillary Agreement (as defined in the Joint Venture Implementation Agreement) to which the Company is a party; and

(n)    approval of the Company initial public offering, of any equity or convertible debt securities.

5.2.    Minutes. The Company shall always prepare and keep accurate and complete minutes of the Shareholders' Meetings, which shall accurately register all resolutions, including discussions related to matters that do not result in consensus decisions.

5.3.    Subsidiaries. The Shareholders shall cause the Company to exercise its voting rights in its Subsidiaries always in accordance with this Agreement. Therefore, any matter that would be deemed to be a Shareholder Approval Matter or a Board of Directors Approval Matter, when it relates to a Subsidiary, shall be treated as a Board of Directors Approval Matter, and, therefore, before the Company exercises its voting rights in the Subsidiary in favor of any such matter, the matter shall be voted at a Company's Board of Directors' meeting and receive the necessary approval required for any Board of Directors Approval Matter.

Chapter VI - Management of the Company

6.1.    Management; General Principles. The business and affairs of the Company shall be managed by a Board of Directors (Conselho de Administração) and an Executive Committee (Diretoria), which shall operate under the supervision and direction of the Board of Directors, in accordance with the Brazilian Corporation Law and pursuant to the terms and conditions contained herein and in the Bylaws.

6.2.    Board of Directors. The primary duties of the Company's board of directors (“Board of Directors”) shall be to establish the basic guidelines of the Company's general policy and to monitor and direct its implementation. The Board of Directors shall be composed by six (6) members, who shall be appointed, elected, observe and act in accordance with the following provisions:

6.2.1.    Appointment. The members of the Board of Directors shall be elected by the Shareholders at the Shareholders' Meeting and each Shareholder shall have the right to appoint [*] Board Members as long as each such Shareholder owns [*] of the voting Shares of the Company. Moreover, as long as any Shareholder owns at least [*] of the voting Shares of the Company's capital stock, it shall be entitled to appoint [*] of the Board of Directors.

6.2.2.    Exercise of Voting Rights. CCL and Amyris Brasil hereby undertake to exercise their voting rights in the relevant Shareholders' Meeting of the Company to elect the members of the Board of Directors appointed by each of them (the “Members”) according to Section 6.2. In the event of vacancy of any position in the Board of Directors, including vacancy by resignation, the replacement member shall be appointed by the Shareholder who appointed the Board of Directors Member so replaced, for the period remaining to complete the relevant term of office.

6.2.3.    Replacement and Resignation. The Shareholder entitled to appoint member(s) of the Board of Directors may request the replacement of the member(s) appointed by it at any time. Any such Shareholder who wishes to replace a member that has been appointed by it shall forward a written signed notice to that effect to the other Shareholder and, upon receipt of such written notice, the Shareholders shall, as soon as practically possible, but in no event later than five (5) Business Days thereafter, request the call of a Shareholders' Meeting

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

in which they shall attend and approve the replacement of the member in accordance with the terms of the written notice. Any member of the Board of Directors may resign at any time by so notifying in writing both the Company and the Shareholder who appointed such member. Such resignation shall become effective upon receipt of such notice by the Company and the respective Shareholder or at such later time as is therein specified and, unless otherwise specified, the acceptance of such resignation shall not be necessary to make it effective.

6.2.4.    Term of Office. Each member of the Board of Directors shall serve for a two (2)-year term or, if later, until such member's successor is appointed by the Shareholder who appointed the member so succeeded, or, if earlier, until such member's death, resignation or replacement or removal by the Shareholders' Meeting. Reelection is allowed for Members of the Board of Directors, with no maximum number of consecutive terms. The term of office of a member of the Board of Directors shall commence on the date of the execution of the relevant instrument of investiture (termo de posse).

6.2.5.    Chairman. As long as each Shareholder holds fifty percent (50%) of the Company's capital stock, the Shareholders shall alternate the appointment of the Chairman. The Chairman shall be appointed for a two (2)-year term and shall perform the relevant duties of Chairman during his or her term of office. If one of the Shareholders, at any time, becomes the Company's Controlling Shareholder, then such Shareholder shall always have the right to appoint the Chairman while such Shareholder remains the Company's Controlling Shareholder. The first Chairman shall be appointed by CCL.

6.2.6.    Meetings of the Board of Directors. The Board of Directors shall hold ordinary meetings at such time and place as shall be determined by the Board of Directors. In the first month of every fiscal year, the Board of Directors shall meet and approve the schedule of meetings for the starting fiscal year. In the absence of an agreement, the Board of Directors shall hold ordinary meetings every quarter during each fiscal year. The Board of Directors shall also meet extraordinarily whenever any matter subject to the Board of Directors is to be dealt with.

6.2.7.    Call Procedures. The Chairman shall call all meetings of the Board of Directors. The call notice shall be delivered, either personally, by facsimile or by international mail, by his or her own initiative or at the written request of any Member. Failure by the Chairman to call any meeting requested by any Member within five (5) calendar days from the date of receipt of the request by any Member allows any other Member to call the requested meeting. The meetings of the Board of Directors shall be called at least eight (8) calendar days prior to the date of each meeting. The call notice shall specify the place, date and time of the meeting and shall inform the detailed agenda, subject to the provisions of Section 6.2.8 below, and attach any proposal of resolutions, any document prepared by the Company in advance of the meeting in order to support any resolution and all necessary documentation related thereto. Notice may be waived in writing or by the attendance of all Members. The attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends the meeting for the express purpose of objecting at the beginning thereof to the transaction of any business because the meeting has not been properly called or convened. Unless otherwise agreed by the Members, the Board of Directors' meetings shall be held at the Company's headquarters.

6.2.8.    Board of Directors' Meeting Agenda. The call notice to the Board of Directors' meetings shall set forth, in detail, the relevant agenda, it being expressly forbidden the inclusion of generic items such as, for example, “general matters of interest of the Company”. Moreover, no resolutions shall be passed on any matters that are not expressly included in the agenda, as stated in the call notice, under penalty of being deemed void, except for the resolutions that are approved by the unanimous vote of all of the Board Members representing one hundred percent (100%) of the Company's Board of Directors.

6.2.9.    Attendance. Any Member unable to attend in person for any reason may participate in a meeting of the Board of Directors by conference call or similar communications equipment by means of which all persons participating in the meeting can hear one another, and such participation shall constitute presence in person at such meeting. Additionally, if any member is unable to attend a meeting, in person or by conference call or similar, then such member may, in accordance with applicable law and the Bylaws, give a proxy to another member appointed by the same Shareholder.

6.2.10.    Quorum for Installation. For as long as any of CCL or Amyris Brasil is entitled to appoint at least one (1) Member, a quorum for installation of any meeting of the Board of Directors shall require the presence of at least one (1) CCL Member and one (1) Amyris Brasil Member. If no CCL Member or no Amyris Brasil Member is present at such duly called meeting of the Board of Directors, the Members present shall adjourn the meeting to a time not less than three (3) Business Days from the time of such adjournment (taking into account any circumstances that may prevent any Member from attending or participating in such reconvened meeting), and shall promptly give written notice to the Members of the time and place at which the meeting shall reconvene. The quorum for installation of such reconvened meeting shall require the presence of at least one (1) CCL Member and one (1) Amyris Brasil Member. If no CCL Member or no Amyris Brasil Member is present at such reconvened meeting, the Members present shall re-adjourn the meeting to a time not less than three (3) Business Days from the time of such adjournment (taking into account any circumstances that may prevent any Member from attending or participating in such reconvened meeting), and shall promptly give written notice to the Members of the time and place at which the meeting shall reconvene. The presence of any 2 (two) Members at the re-adjourned meeting will authorize the installation of the meeting, even if the 2 (two) Members were appointed by the same Shareholder.

6.2.11.    Minutes. The Company shall always prepare and keep accurate and complete minutes of the Board of Directors' Meetings, which shall accurately register the resolutions, including the discussions related to matters that do not result in consensus decisions.

6.2.12.    Matters Subject to the Board of Directors. Each Member shall have the right to one vote on all matters to be decided by the Board of Directors, as set forth in the Bylaws and in the Brazilian Corporation Law. No Member will have a tie breaking vote. The Board of Directors shall act upon a simple majority vote of the Members, except that resolutions on the following matters shall always require the approval of at least one (1) Member appointed by each Shareholder for as long as each such Shareholder holds at least [*] of the voting issued and outstanding Shares of the Company's capital stock (each of the following enumerated matters being referred to as a “Board of Directors Approval Matter”):

(i)
establishment of the Company's general business guidelines, provided, however, that the Executive Committee will be responsible for all decisions related to the Company's daily activities, as set forth in Section 6.3.6 below;

(ii)
approval of the Initial Business Plan (as defined in the Joint Venture Implementation Agreement) and the subsequent annual business plans and budgets of the Company, as prepared and recommended by the Executive Committee, and material modifications thereto; provided, however, that the Executive

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Committee will be responsible for the execution of the approved business plan and budget;

(iii)    election and removal of the Company's Executive Officers in accordance with this Agreement;

(iv)    election or replacement of the independent auditing firm, who shall be chosen among the so called “Big Four” firms, currently comprised of PricewaterhouseCoopers; Ernest & Young; Deloitte and KPMG and their Affiliates;

(v)    submission of proposals for allocation of Company profits and for amendments to the Bylaws;

(vi)    any association or joint venture involving the Company or its Subsidiaries;

(vii)    incurrence, amending, modifying, refinancing or alteration of material terms by the Company of any indebtedness (or a series of related transactions in the last twelve (12)-month period), except for those indebtedness approved by the Board of Directors in the business plan or in the budget;

(viii)    granting of guarantees, sureties or aval guarantees (or a series of related transactions in the last twelve (12)-month period), except for those guarantees related to indebtedness approved by the Board of Directors, in the business plan or in the budget;

(ix)    acquisition and/or disposal of or divestiture of assets, except if otherwise contemplated by the approved business plan or budget;

(x)    any transaction which creates any obligation to the Company, except if otherwise contemplated by the approved business plan or budget;

(xi)    capital expenditures not contemplated in the approved business plan or budget or which otherwise deviates from the approved business plan or budget by up to ten percent (10%);

(xii)    any non-compete or exclusivity obligation binding on the Company;

(xiii)    decision whether the Company shall produce its own BioFene or purchase it from Amyris Brasil and/or AI or Third Parties, based on a substantiated proposal to be prepared and recommended by the Executive Committee;

(xiv)    execution or amendment by the Company of any supply agreement, off-take agreement or any agreements related to the actual production and sale of the JVCO Products;

(xv)    decision to build a manufacturing facility for the production of the JVCO Products and the site for such facility, based on a substantiated proposal to be prepared and recommended by the Executive Committee;

(xvi)    creation of Subsidiaries;

(xvii)    approval of the annual gross amounts to be paid to the Executive Officers; and

(xviii)    entering into, engaging, amending any material term of or terminating any Related Party Transaction.

6.2.13.    Language. The meetings of the Board of Directors shall be held in Portuguese, with simultaneous translation to English if requested by any Member. All materials to be presented at such meeting, the minutes of such meetings, as well as any action of the Board of Directors taken by written consent, shall be drafted in Portuguese, together with an English translation, and the Portuguese version of such materials, minutes or written consents shall prevail between the Parties.

6.2.14.    Compensation. Only the Members of the Board of Directors that are not (i) members of the Executive Committee; nor (ii) employees or shareholders of CCL or Amyris Brasil or of their respective Affiliates shall be entitled to receive monthly compensation. The compensation of such Members shall be based on market practices, not exceeding the annual gross amount approved by the Shareholders in the competent Shareholders' Meeting. Moreover, all Members of the Board of Directors shall be entitled to be reimbursed by the Company from any reasonable travel expenses arising from the performance of their activities and functions.

6.2.15.    D&O. The Company shall contract, with a reputable insurer, at its own cost, in favor of the Members of the Board of Directors and the Executive Committee that shall so desire, a “D&O - Directors and Officers” insurance policy, consistent with market terms and conditions.

6.3.    Executive Committee. The executive committee (Diretoria) (“Executive Committee”) shall be composed by up to four (4) executive officers.

6.3.1.    Appointment and Removal. The members of the Executive Committee shall be appointed and removed by the Board of Directors, by the simple majority of votes.

6.3.2.    Officers Qualification. All members of the Executive Committee shall be individuals who are resident in Brazil and must be professionals with proven qualification and experience in their respective areas of responsibility.

6.3.3    Meetings of the Executive Committee. The Executive Committee shall hold meetings, on a regular and extraordinary basis, whenever the corporate interests so require and whenever called by any of its members, it being incumbent upon the Chief Executive Officer to establish the agenda for such meetings. Any and all rules regarding the meetings of the Executive Committee shall be determined by the Executive Committee.

6.3.4.    Term of Office. Each member of the Executive Committee shall serve for a two (2)-year term or, if later, until such member's successor is appointed by the Board of Directors, or, if earlier, until such Officer's death, resignation or removal as permitted hereunder. Reelection is allowed for the members of the Executive Committee, with no maximum number of consecutive terms. The term of office of a member of the Executive Committee shall commence on the date of the execution of the relevant instrument of investiture (termo de posse).

6.3.5.    Compensation. The members of the Executive Committee shall be entitled to receive compensation based on market practices, not exceeding the annual gross amount approved by the Board of Directors.

6.3.6.    Responsibility. Subject to the applicable Board of Directors' and Shareholders' resolutions, as contemplated by this Agreement, the Executive Committee shall be responsible for:

(i)
the day-to-day management, administration and oversight of the Company's business and affairs and all decisions related to the Company's daily activities, including development, production, sales and distribution (except to the extent such decisions are the responsibility of a particular Shareholder as set forth in this Agreement or in the Joint Venture Implementation Agreement);

(ii)	the preparation of the Company's business plan and budget and recommendation to the Board of Directors;

(iii)	the implementation of the Company's business plan and budget;

(iv)	approval of the research and development plan and amendments thereto under any R&D Agreement;

(v)
the preparation of a substantiated proposal regarding whether the Company shall produce its own BioFene or purchase it from Amyris Brasil and/or AI or Third Parties, and recommendation of a decision to the Board of Directors;

(vi)	negotiating any supply agreement, off-take agreement or any agreements related to the actual production and sale of the JVCO Products;

(vii)
the preparation of a substantiated proposal regarding whether to build a manufacturing facility for the production of the JVCO Products and the site for such facility, and recommendation of a decision to the Board of Directors;

(viii)	determination of the JVCO Products to be manufactured, the volumes to be produced and the pricing thereof;

(ix)	compromise, waive, settle and sign commitments, assume obligations, invest funds, acquire, dispose, mortgage, pledge or otherwise create a lien on the Company's assets;

(x)	approve all necessary measures and perform the ordinary acts of a management, financial and economic nature in accordance with the provisions set forth in this Agreement, in the Joint Venture

Implementation Agreement and the resolutions approved by the Shareholders' General Meetings and the Board of Directors meeting; and

(xi)	prepare the Company's financial statements and be responsible for the bookkeeping of the Company's corporate, tax and accounting books and records.

6.4.    Audit Committee. The Company's Audit Committee (Conselho Fiscal - “Audit Committee”) shall be composed of three (3) members and an equal number of alternates and shall operate only when requested by the Shareholders, as per the Brazilian Corporation Law.

Chapter VII - Transfer of Shares

7.1.    Transfer of Shares. Each of the Shareholders hereby agrees that it shall not be permitted to Transfer any of its Shares, and the Company shall be prohibited from registering any such Transfer in any of its corporate documents and books, except (i) where otherwise agreed upon by the Shareholders or (ii) for any Transfer made in accordance with the provisions of this Agreement. Any voluntary or involuntary Transfer of Shares or rights to subscribe additional Shares by the Shareholders shall be subject to the provisions of this Agreement.

7.2.    Lock-up Covenant. Notwithstanding any provision to the contrary, the Shareholders hereby agree and covenant not to Transfer to any Third Party any of their Shares before [*]. Until that date, any Transfer of Shares to a Third Party shall require the prior written approval by the other Shareholder.

7.3.    Transfers to Affiliates. Irrespective of the lock-up covenant set forth in Section 7.2 above, at any time a Shareholder may, after giving prior written notice to the other Shareholders, Transfer all or part of its Shares to an Affiliate, provided that:

(i)	the transferring Shareholder jointly guarantees all of the obligations of such Affiliate under this Agreement;

(ii)
the Shares are transferred back to the transferring Shareholder prior to the Affiliate ceasing to be an Affiliate of such Shareholder. The transferring Shareholder shall provide to the other Shareholder such information as may

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

be reasonably requested to ascertain that the Affiliate has not ceased to be an Affiliate of the transferring Shareholder; and

(iii)	the Affiliate unconditionally adheres to this Agreement and the corresponding instrument of adhesion is filed with the Company, together with this Agreement.

7.4.    Right of First Refusal; Tag Along Right. Subject to the provisions of this Agreement, including Section 7.2 above, in case any Shareholder (“Selling Shareholder”) wishes to Transfer any of its Shares, directly or indirectly, to any Third Party, the other Shareholder shall have the right of first refusal to acquire all-and not less than all-of the Shares to be transferred (“Right of First Refusal”). As long as any Shareholder owns Shares representing [*] or less of the Company's capital stock, such Shareholder shall also have the right to include in the offer of the Selling Shareholder its own Shares together with the Shares of the Selling Shareholder, as per the provisions below (“Tag Along Right”). Each such right shall be exercised in accordance with the terms set forth below.

7.4.1.    Sale Notice. In case the Selling Shareholder has received a good-faith binding purchase offer from a Third Party for its Shares (which is a condition precedent to any Transfer although such binding purchase offer may be made in response to an offer to sell) and is willing to accept the terms of such purchase offer, then the Selling Shareholder shall notify in writing the other Shareholder of its intention to Transfer its Shares, indicating the purchase offer terms, which shall include the name and the economic group of the purchaser, the number of Shares intended to be Transferred, and price, payment terms and other commercial terms applicable to such transaction, and enclose a copy of the offer received from the relevant Third Party evidencing such terms and conditions (“Sale Notice”). The Sale Notice shall be delivered to the other Shareholder within [*] from the acceptance by the Selling Shareholder of the Third Party offer. Such terms indicated in the Sale Notice shall be applicable to the Transfer of the Shares by the Selling Shareholder, to the Right of First Refusal and to the exercise of the Tag Along Right, if applicable.

7.4.1.1.    Payment Terms on Sale Notice. The payment terms on the Sale Notice shall always provide for payment in cash or in shares. If payment would be made in shares, they must be mandatorily issued by publicly-held companies that are listed and traded in the BM&FBovespa or New York Stock Exchange (“Non Cash Consideration”). In case of payment in shares, if the

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Right of First Refusal is exercised by the other Shareholder, the purchase price under the Sale Notice shall be computed based on the market price of such Non Cash Consideration, as per the weighted average of the sale prices per share of the Non Cash Consideration (or if no closing sale price is reported, the weighted average of the bid and asked prices or, if more than one in either case, the average of the average bid and average asked prices) in the last [*] trading days prior to the Sale Notice. Once such purchase price is computed, payment by the Shareholder that elects to exercise its Right of First Refusal shall be made in cash.

7.4.2.    Right of First Refusal. No later than [*] following the receipt of the Sale Notice, the other Shareholder may send to the Selling Shareholder a written notice expressing its intention to exercise its Right of First Refusal. In the case where the other Shareholder exercises its Right of First Refusal, it shall be obliged to acquire all of the Shares offered by the Selling Shareholder within [*] following the receipt of the Sale Notice, pursuant to its terms and conditions.

7.4.3.    Tag Along Right. If the Right of First Refusal is not exercised, the other Shareholder may send to the Selling Shareholder, no later than [*] following the receipt of the Sale Notice, a written notice expressing its intention to exercise its Tag Along Right. If the Selling Shareholder is not selling all of its Shares, then the other Shareholder would have the right to include in the object of the proposed acquisition referred to in the Sale Notice a pro-rata number of Shares held by it. In case the other Shareholder exercises its Tag Along Right, and the purchaser is not interested in acquiring the totality of the Shares offered by the Selling Shareholder and the other Shareholder, then the relevant Transfer cannot be completed. In any case, if the Sale Notice refers to Shares that represent more than [*] of the capital stock of the Company, then the other Shareholder will be entitled to exercise its Tag Along Right in relation to all, and not less than all, of its Shares, in which case the relevant transaction cannot be validly completed unless it includes the purchase and sale of all of the Shares held by the other Shareholder, under the same terms and conditions accepted by the Selling Shareholder.

7.4.3.1. In the event the other Shareholder does not exercise its Right of First Refusal or Tag Along Right within the abovementioned period, the Selling Shareholder may, within [*] from the expiry of such [*] period, freely Transfer all of its Shares mentioned in the Sale Notice to the relevant Third Party, pursuant to the same terms set forth in the Sale Notice. In case the purchaser is acquiring the totality of the

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Shares held by the Selling Shareholder, it shall agree in writing to be bound by the terms of this Agreement, as amended from time to time. Once the purchaser formally adheres to this Agreement, it will inherit all rights and obligations of the Selling Shareholder. In case the Third Party does not acquire all of the Shares owned by the Selling Shareholder, all voting rights inherent to the acquired Shares under the Bylaws and this Agreement shall be exercised by the Selling Shareholder and the Third Party collectively, as a block.

7.4.3.2. If the final terms and conditions for such Transfer have changed in any material respect in relation to those originally contained in the Sale Notice, or if at the end of the [*] period referred to in Section 7.4.3.1 above, the Selling Shareholder has not Transferred its offered Shares, but still intends to do so, the procedures described above shall be resumed and repeated.

7.4.4.    Solicitation of Offers. Notwithstanding the rights and procedures of Sections 7.4 to 7.4.3.2 above, the Shareholders hereby agree that in the event any Selling Shareholder wishes to solicit an offer for its Shares from a Third Party, such Selling Shareholder shall inform, in writing, the other Shareholder of its intention to initiate a process to solicit offers for the Transfer of its Shares.

7.5    Initial Public Offering. In the event of the launch of an initial public offering of equity security by the Company, following the Company's decision on the allocation of its portion in such public offering, and provided that the engaged financial advisor to coordinate the public offering reasonably opines as for the possibility of carrying out a secondary offer, the Shareholders shall be entitled to include their respective Shares in such public offering, pro rata to their equity interest in the Company, subject to the limit of Shares that may be absorbed by the market, in line with the relevant lead underwriter's evaluation and the decision of the Board of Directors.

7.5.1.    Right to Cause a Secondary Public Offering. In the event the Company is already a publicly-traded company (companhia aberta), and if a public offering is recommended by an investment bank, any Shareholder holding at least [*] of the Shares shall be entitled to cause the Company to carry out a secondary public offering of its Shares (“Secondary Offering”). Once such request has been made by the relevant Shareholder, the Company shall be irrevocably and irreversibly required to cooperate with the selling efforts and to take every appropriate action required to carry out registration of the aforementioned public offering within the minimum reasonable timeframe,

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

including, without limitation: (i) engagement of financial advisors chosen by the selling Shareholder, (ii) provision of the customary information for the listing of Shares, (iii) assistance in the marketing of the public offering (including participating in meetings with analysts, road shows and similar events) and to take any other action necessary or advisable to facilitate the sale of the shares in such public offering, (iv) entering into underwriting or similar agreements with customary representations and indemnification provisions, and (v) collaborating in the preparation of the offering documentation. Any and all reasonable costs, consistent with market conditions, resulting from the Secondary Offering shall be borne by such offering Shareholder. In any case, each Shareholder will only have the right to request a Secondary Offering in every 18 (eighteen) months.

7.6.    Encumbrance of Shares. Except as otherwise set forth in this Agreement, none of the Shareholders subject to this Agreement may sell or transfer, grant an option to sell, encumber, pledge, charge (whether fixed or floating), create a security interest in or grant, declare, create or dispose of any right or interest in or permit to exist any lien or otherwise deal with any of its Shares in the Company bound to this Agreement, without the prior written consent of the other Shareholders for the period in which this Agreement is in full force and effect.

Chapter VIII - Anti -Dilution Protection

8.1.    Anti-dilution Rule. Unless otherwise mutually agreed by the Shareholders bound to this Agreement, the share issue price of any new Shares issued as a result of a Company's capital increase must be based on the economic value of the respective Shares, as determined by an appraiser that shall be an investment bank with renowned experience in mergers and acquisitions, or one of the four largest audit firms of international reputation.

Chapter IX - Insolvency and Call Option

9.1.    Insolvency Event. An “Insolvency Event” shall mean (a) with respect to each Shareholder: (i) any general arrangement for the benefit of creditors (recuperação judicial ou extrajudicial); (ii) filing a petition or otherwise commencing, authorizing or acquiescing in the commencement of a proceeding or cause of action under any regulatory intervention, bankruptcy, or similar law for the protection of creditors or having had such petition filed against it without such petition being withdrawn or dismissed within the time period required under applicable law; (iii) otherwise becoming bankrupt or insolvent (however evidenced); or (iv) being dissolved or liquidated.

9.2.    Effects of an Insolvency Event. In case an Insolvency Event occurs, all the resolutions of the Company's Shareholders' Meetings and the Board of Directors' Meeting shall, during such period, be decided always in the best interest of the Company by the Non-Insolvent Party, except if otherwise provided for in the Brazilian Corporation Law.

9.3.    Insolvency Call Option. In the event any Shareholder is subject to an Insolvency Event (“Insolvent Party”), then the other Shareholder (“Non-Insolvent Party”) shall have the right, but not the obligation, at its sole discretion, to purchase all, but not less than all, of the Shares held by the Insolvent Party and to require the Insolvent Party to sell all, but not less than all, of the Shares then held by the Insolvent Party, who shall be obliged to sell such interest at the corresponding [*], as provided hereto (the “Insolvency Call Option”).

9.4.    Insolvency Call Option Notice and Shares' Price. The exercise of the Insolvency Call Option must be made by written notice to the Insolvent Party within [*] after the verification of the Insolvency Event (“Insolvency Call Option Notice”). Upon exercise of this call option, the Insolvent Party shall be obliged to sell all of its Shares held in the Company's capital stock to the Non-Insolvent Party, at the corresponding [*], within [*] from the final determination of the corresponding [*].

9.5    Effects on Ancillary Agreements. The effects on each Ancillary Agreement of an Insolvency Event hereunder shall be as specifically set forth in such Ancillary Agreement.

Chapter X - Change of Control Event

10.1.    Change of Control Event. A “Change of Control Event” shall mean (a) with respect to Amyris Brasil, a Change of Control of Amyris Brasil; and (b) with respect to CCL, a Change of Control of CCL, provided, in each case, that for purposes of Section 10.2 below, the Party which has not undergone the Change of Control Event shall be able to reasonably substantiate that the Change of Control Event will likely adversely affect the business of the Company.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

10.2.    Change of Control of the Shareholders. Subject to the provisions set forth in Section 10.1 above, in the event either CCL or Amyris Brasil is subject to a Change of Control Event, then the Shareholder that is the object of such Change of Control Event will no longer be entitled to the Right of First Refusal and/or the Tag Along Right, as set forth in Section 7.4 and sub items, in which case the Shareholder that is not the object of the Change of Control Event may at any time thereafter freely Transfer its Shares to any Third Party and, in connection with any such Transfer, shall not be required to comply with the provisions of Section 7.4 and sub items, in connection therewith.

Chapter XI - Deadlock

11.1.    Deadlock. Subject to Section 11.2 below, at any time after the date hereof, a Shareholder may declare a deadlock by delivering a written notice of the deadlock (“Deadlock Notice”) to the other Shareholder (each such case, a “Deadlock”) if:

(i)
the Board of Directors is unable, at any [*] meetings, within [*] and called in accordance with Section 6.2.7 above, to reach a decision concerning a Deadlock Issue (to the extent such Deadlock Issue is required to be acted on by the Board of Directors); or

(ii)
the Shareholders are unable, at any [*] Shareholders' Meetings held within [*] and called in accordance with Section 5.1.1 above, to reach a decision concerning a Deadlock Issue (to the extent such Deadlock Issue is required to be acted on by the Shareholders).

11.1.1.    Events not considered a Deadlock. A Shareholder may not declare a Deadlock (i) for failure to achieve a quorum at a duly convened Board of Directors Meeting or the Shareholders' Meeting if such failure results from the failure of such Shareholder (or its Members' designees) to attend such meeting or if such failure results from the fact that such Shareholder (or its Members' designees, as the case may be) has refrained from voting either for or against the relevant matter; (ii) by virtue of its disapproval of any proposal by the other Shareholder unless such disapproval of such proposal is made in good faith; or (iii) in respect of any proposal it has made unless such proposal is delivered in good faith.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.2.    Declaration of a Deadlock. In the event a Deadlock is declared by a Shareholder (“Declaring Shareholder”), and the other Shareholder reasonably believes that such Shareholder was not entitled to make such declaration pursuant to this Chapter XI, such other Shareholder may deliver, within [*] of such declaration, to the Declaring Shareholder a detailed written request for an expedited arbitration, to be held pursuant to the provisions of Section 16.9 (or as otherwise determined in this Section) to determine the question of whether the Declaring Shareholder was entitled to make such declaration. One arbitrator selected in accordance with Section 16.9 shall decide and settle the question whether the Declaring Shareholder was entitled to declare a Deadlock pursuant to this Chapter XI (such question, the “Deadlock Question”). Except as provided herein or as otherwise agreed by the Shareholders, such arbitrator shall decide no other question.

11.2.1.    Appointment of the Deadlock Arbitrator. Upon delivery of such a request for an expedited arbitration, representatives of the Shareholders shall meet within [*] to select at random by a drawing, unless they shall otherwise agree, from the list provided by the Arbitration Chamber of arbitrators available to determine the rights and obligations of the Shareholders according to the Laws of Brazil, an independent nominee to arbitrate the Deadlock Question, and shall immediately contact such nominee by telephone to confirm such nominee's acceptance of the appointment to arbitrate the question in accordance with the terms hereof. If such nominee declines appointment as arbitrator, then immediately upon receiving notification thereof (or, in the event that, by the close of business on the date of selection, such nominee either has not been contacted or has not accepted such appointment for whatever reason, then at the opening of business on the next succeeding Business Day), the Shareholders shall, in accordance with the preceding sentence, select at random by a drawing, unless they shall otherwise agree, another independent nominee from the same such list and shall proceed to confirm such nominee's acceptance of appointment as arbitrator, and shall repeat such process until a nominee has accepted such appointment.

11.2.2.    Deadlock Arbitration Proceedings. Within [*] following the confirmation of the selected arbitrator's acceptance of appointment, the arbitrator shall convene the arbitral proceedings at the place of arbitration, provided for in Section 16.9 hereunder, and shall conduct such proceedings in such manner as such arbitrator considers appropriate, in accordance with the rules of the Arbitration Chamber and any applicable Law, provided that the Shareholders are treated with equality and that each party is given a full and fair

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

opportunity to present its case. Within [*] after the arbitration has first been convened, the arbitrator shall resolve the Deadlock Question at the arbitral place. The resolution shall be final, not subject to appeal of any nature whatsoever and binding on the Shareholders, shall state the reasons upon which it is based, shall be signed by the arbitrator and shall contain the date on which and place where it was made.

11.2.3.    Arbitrator Fees. The arbitrator shall be entitled to reasonable fees, taking into account the time spent by the arbitrator, the relative complexity of the issues considered and the scheduling conditions hereby imposed by the Shareholders.

11.2.4.    Deadlock Arbitration Costs. Notwithstanding anything herein to the contrary, all of the costs and expenses of the selected arbitration (including the reasonable fees and expenses of counsel of the prevailing party) shall be borne by the non prevailing party.

11.2.5.    Deadlock Disputes Resolution. For the avoidance of doubt and notwithstanding anything herein to the contrary, any dispute, controversy or claim between or among the Shareholders relating to the Deadlock Question shall be resolved exclusively in accordance with this Chapter XI.

11.3.    Escalation. Each Shareholder agrees that immediately following delivery of a Deadlock Notice (the “Declaration”) or, if such delivery is challenged pursuant to Section 11.2, immediately following the arbitrator's determination that a Deadlock was properly declared, representatives of the senior management of Amyris Brasil and CCL (which representatives shall in each case not be Members or members of the Executive Committee of the Company or of any of its Subsidiaries) shall initiate negotiations, and thereafter shall endeavor in good faith, for a period of [*] immediately following such delivery (the “Negotiation Period”), to reach a mutually satisfactory resolution of the matter to be approved by the Shareholders that is the subject of the Deadlock (the “Deadlock Issue”).

11.4.    Deadlock Mediation Period. If by the end of the Negotiation Period the Shareholders have been unable to reach a mutually satisfactory resolution of the Deadlock Issue, then Shareholders shall appoint an impartial Third Party (“Mediator”), for a period of [*] (the “Deadlock Mediation Period”), to assist the Shareholders to reach a mutually satisfactory resolution of the Deadlock Issue.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

11.4.1.    Appointment of a Mediator. The Mediator shall be chosen upon mutual consent of the Shareholders among trusted individuals and with no relations whatsoever to the Shareholders or any of their Affiliates, and the costs and expenses for hiring such Mediator shall be shared equally by the Shareholders.

11.5.    Status Quo in Case of Deadlock. If by the end of the Deadlock Mediation Period the Shareholders have been unable to reach a mutually satisfactory resolution of the Deadlock Issue, then the Shareholders shall continue to discuss in good faith as to resolve such Deadlock Issue until it is satisfactorily resolved and shall cause the Company to conduct its business during such time as if the matter that raised the Deadlock Issue had not been approved by the Shareholders of the Members, as the case may be, in the respective meetings.

Chapter XII - Default Events

12.1.    Default Options. Any material breach of a covenant, obligation or undertaking under the Joint Venture Implementation Agreement or this Agreement that constitutes a Default Event according to Section 11.1 of the Joint Venture Implementation Agreement, shall trigger to the non-defaulting Shareholder the following rights:

(a)	right to purchase all of the Shares held by the defaulting Shareholder at a price corresponding to [*] (“Default Call Option”); or

(b)	right to sell all of its Shares to the defaulting Shareholder at a price corresponding to [*] (“Default Put Option”).

12.2.    Exercise of Default Options. The provisions of Section 9.4 above shall apply, mutatis mutandis, to the exercise of the Default Call Option and the Default Put Option, provided that the [*] period contemplated thereunder shall be reduced to [*].

12.3    Effects on Ancillary Agreements. The effects on each Ancillary Agreement of the exercise of a Default Call Option or Default Put Option hereunder shall be as specifically set forth in such Ancillary Agreement.

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Chapter XIII - Right to Information

13.1.    Information Right. During the term of this Agreement or any subsequent period in which the Shareholders hold an interest in the Company, the Shareholders shall have the right to receive the following information, as the case may be: (i) historical audited financial statements for the Company together with other financial information necessary to support required disclosure by a Securities and Exchange Commission (SEC) registrant reporting in the United States of America or in Brazil; (ii) monthly unaudited summary of consolidated financial information for the Company no more than twenty (20) calendar days after the end of each month; (iii) quarterly unaudited consolidated financial information for the Company (including Balance Sheet and Income Statement) no more than forty five (45) days after the end of each quarter together with other financial information to support required disclosure by any Securities and Exchange Commission (SEC) registrant reporting in the United States of America or in Brazil; (iv) annual consolidated audited financial statements for the Company within seventy (75) calendar days after each year end; (v) any other information provided to any lender or Shareholder of the Company; (vi) access to financial records and personnel to enable Amyris Brasil or AI's independent auditor to perform timely conversion of aforementioned historical financial statements from Brazilian GAAP to US GAAP and from Brazilian GAAP to IFRS as issued by the International Accounting Standards Board and for Amyris Brasil, AI and CCL's independent auditor to undertake review and audit procedures in accordance with the auditing standards in force in the United States of America or in Brazil; and (vii) any other information requested by the Shareholders that is considered reasonable by the Company or necessary for the Shareholders to fulfill its legal or statutory reporting and disclosure requirements. If the Company incurs in any additional costs to produce and deliver such information to the requesting Shareholder, such requesting Shareholder shall bear the costs related thereto.

13.2.    Due Diligence. The Board of Directors shall cause the Company to keep accurate and complete records, books and accounts on the basis appropriate to the Company's business, as required by the Brazilian laws. Each Shareholder shall have the right (which it may exercise through any of its duly authorized employees or agents or its independent accountants) to audit, examine and make copies of or extracts from any books, accounts and records of the Company, at such Shareholders' own cost and expense, upon prior written notice to the Company and/or the other Shareholders, during the regular business hours of the

Company, on the premises of the Company or where such records, books and accounts are kept.

Chapter XIV - Exclusivity and Non-Solicitation

14.1.    Exclusivity. The Parties agree that the JVCO shall be the exclusive means through which they shall develop, produce, market and distribute the JVCO Products, on a worldwide basis, for use in Lubricants in the Lubricants Market, as further set forth in Section 2.4 of the Joint Venture Implementation Agreement, which is incorporated in its entirety into this Agreement by reference.

14.1.1.    Each Shareholder acknowledges and agrees that the covenant contained in Section 14.1 above has been negotiated in good faith, is reasonable and not more restrictive or broader than is necessary to protect the interests of the Parties hereto, and would not achieve its intended purpose if it was on different terms or for a period of time shorter than the period provided for herein or was applied in more restrictive geographical areas than is provided herein. Each Shareholder further acknowledges and agrees that it would not have entered into the Joint Venture Implementation Agreement or this Agreement, but for the covenant contained in Section 14.1 above and that such covenant is essential to protect the value of the Company.

14.1.2.    Each Shareholder acknowledges that the Company would be irreparably harmed by any breach or threatened breach of this Section 14.1 and that there will be no adequate remedy at law or in damages to compensate the Company and the other Shareholder for any such breach.

14.2.    Non-Solicitation. Each of the Shareholders shall, and shall cause its respective Affiliates, during the entire term of each relevant contract with the Company's employees, and for a period of [*] after the date of his/her termination, not to, directly or indirectly:

(a)
employ or contract, attempt to employ or contract, or assist anyone in employing or contracting any person who is then, or at any time during the preceding [*] was, an employee of the Company, or of any other Shareholder and/or its Affiliates; or

(b)	persuade or attempt to persuade any employee of the Company, or of any other Shareholder and/or its Affiliates, to leave such employment or to

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

become employed by anyone other than the Company, or of any of the other Shareholder and/or its Affiliates, as the case may be.

14.3.    Exceptions. Notwithstanding the foregoing, the provisions hereof shall not apply to (i) any advertisement or general solicitation (or hiring as a result thereof) that is not specifically targeted at the persons described in Section 14.2(a) and Section 14.2(b) above; (ii) any Shareholder's hiring of any such person who has terminated employment with the other Shareholder and/or its Affiliates or the Company prior to the commencement of the solicitation of such employee; or (iii) any employee or officer that was an employee or office of a Shareholder or its Affiliate immediately prior to being an employee of the Company, exclusively in relation to the respective Shareholder that was the employer.

Chapter XV - Term and Duration

15.1.    Term. This Agreement shall become effective upon the signature hereof by the Parties. Unless modified or extended by the Shareholders or early terminated in accordance with the terms and provisions hereof, this Agreement shall remain valid and continue in force and effect until the earlier of (i) the tenth (10th) anniversary as of the date of its execution; and/or (ii) the date in which Amyris Brasil and/or CCL would cease to own Shares representing at least 10% (ten percent) of the Company's voting capital stock.

Chapter XVI - Miscellaneous and General Provisions

16.1.    Confidentiality. The Shareholders shall maintain, and use their best efforts to cause their respective directors, officers, employees, accountants, lawyers, consultants, advisors and agents to maintain, confidentiality over documents and information of a confidential nature relating to business strategies, operations, financial and other matters involving the Company and each of the Shareholders throughout the effectiveness of this Agreement and for an additional term of two (2) years counting as from the date of termination hereof, except in relation to information that may need to be prepared and disclosed in accordance with applicable laws and regulations to the market by the Shareholders, by the directors and officers of the Company, or that otherwise becomes of public knowledge. In case judicial or governmental authorities demand to disclose any confidential information, the Shareholder that received such request shall (i) immediately notify the other Shareholders for information purposes; and (ii) only disclose such confidential information to the extent necessary to comply with such obligation, always emphasizing the confidentiality of such information to the solicitant authority. The confidential information disclosed following the terms above will remain deemed to be confidential information for all other purposes and, therefore, completely protected by the provisions of this Agreement.

16.1.1. Exceptions to Confidentiality. The Parties hereby agree that the Shareholders or any of its Affiliates may disclose the terms of this Agreement to actual or prospective investors, underwriters, or acquirers, as well as to file all necessary documents regarding this transaction, including the Agreement, with the Securities Exchange Commission (SEC) or the Brazilian Securities and Exchange Commission (CVM). Any such disclosure shall be previously approved in writing by the other Shareholder (should approval not to be unreasonably withheld).

16.2.    Notices. All notices, requests, claims or other communication required or permitted hereunder shall be in writing and shall be delivered by hand, registered mail, recognized commercial courier or sent by facsimile transmission (in this case, with written confirmation of receipt). Any such notice shall be deemed as given when so delivered to the following addresses (or such other addresses and numbers as a Shareholder may designate by written notice to the other Shareholders):

If to CCL to:
Cosan Combustíveis e Lubrificantes S.A.
Rua Victor Civita, 77, Block 1, suites 104, 201, 301 and 401,
Rio de Janeiro - RJ Att.: [*]
Tel: [*]
E-mail: [*]

If to CCL, with copy to:
Mattos Filho, Veiga Filho, Marrey Jr e Quiroga Advogados
Alameda Joaquim Eugênio de Lima, 447
01403-001
São Paulo - SP
Att.: [*]
Fax: [*]
E-mail: [*]

If to Amyris Brasil to:

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Amyris Brasil S.A.
Rua James Clerk Maxwell, nº 315, Techno Park
Campinas - SP - Brazil
Attn.:     [*]
Phone: [*]
E-mail: [*]

If to Amyris Brasil, with copy to:
Pinheiro Neto Advogados
Rua Hungria, 1100
01455-000
São Paulo - SP
Att.: [*]
Fax: [*]
E-mail: [*]

If to the Company to:
NOVVI S.A.
Avenida Presidente Juscelino Kubitschek nº 1327, 4º andar, sala 5
São Paulo/SP
Att.: [*]
Tel: [*]
E-mail: [*]

16.3.    Entire Agreement. This Agreement contains the entire agreement and understanding concerning the subject matters hereof between the Shareholders hereto and supersedes all prior or contemporaneous oral or written agreements, communications, proposals and representations with respect to its subject matters and prevails over any conflicting or additional terms of any quote, order, acknowledgement or similar any prior understanding among the Shareholders during the term of this Agreement. No modification or amendment to this Agreement will be binding, unless in writing and signed by duly authorized representatives of each Shareholder.

16.4.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable. The Shareholders shall in

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

good faith negotiate and endeavor their best effort to replace an invalid or unenforceable provision by an equivalent valid and enforceable provision.

16.5.    Waivers. No waiver, termination or discharge of this Agreement, or any of the terms or provisions hereof, shall be binding upon any Shareholder hereto unless confirmed in writing. No waiver by any Shareholder hereto of any term or provision of this Agreement or of any default hereunder shall affect such Shareholder's rights thereafter to enforce such term or provision or to exercise any right or remedy in the event of any other default, whether or not similar.

16.6.    Assignment. The respective rights and obligations of the Shareholders under this Agreement may not be assigned without the prior written consent of the other Shareholders. The consent of the other Shareholders shall not be unreasonably withheld. In case of an assignment to a Controlled company, Controlling company or company under common Control, such consent shall not be withheld in any circumstance if the assigning party remains liable for the obligations of the assignee under this Agreement or guarantees the fulfillment of such obligations, as provided for in Section 7.3, except in the case in which CCL requests assignment to a joint venture company formed by Cosan or any Affiliate thereof and Shell International Petroleum Company Limited or any Affiliate thereof, in which case the consent of Amyris Brasil may be withheld in its sole and absolute discretion.

16.7.    Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Federative Republic of Brazil.

16.8.    Language. This Agreement shall be drafted and executed both in Portuguese and in English language. In the event of any conflict or discrepancy between the two versions, the English version shall prevail.

16.9.    Arbitration. The Shareholders undertake to endeavour their best efforts to amicably resolve by mutual negotiation any disputes arising from or in connection with this Agreement and/or its Schedules and/or related thereto, including but not limited to any issues relating to the existence, validity, effectiveness, contractual performance, interpretation, breach or termination. In case such mutual agreement is not reached, any dispute will be referred to and exclusively and finally settled by binding arbitration according to the then existing rules (“Arbitration Rules”) of the Arbitration and Mediation Center of the Chamber of Commerce Brazil-Canada (“Arbitration Chamber”). The Arbitration Rules are deemed to be incorporated by reference to this Agreement, except as such Arbitration Rules may be modified herein or by mutual agreement by the Shareholders. The arbitration proceedings filed based on this Agreement shall be administered by the Arbitration Chamber.

16.9.1.    Full compliance with the arbitration agreement. For the avoidance of any doubt, this Chapter XVI equally binds all the parties to this Agreement, including but not limited to the Company, who agree to submit to and comply with all the terms and conditions of this Chapter XVI, which shall be in full force and effect irrevocably, and subject to specific performance. The Shareholders and the Company expressly agree that no additional instrument or condition is required to give it full force and effect, including but not limited to the "compromisso" under article 10 of the Arbitration Law.

16.9.2.    Arbitral Tribunal. The arbitration will be settled by a panel of three arbitrators. If there are only two parties to the arbitration, each party shall nominate one arbitrator in accordance with the Arbitration Rules and the two arbitrators so nominated shall nominate jointly a third arbitrator, who shall serve as the chair of the arbitral tribunal (“Arbitral Tribunal”), within fifteen (15) days from the receipt of a communication from the Arbitration Chamber by the two previously nominated arbitrators. If there are multiple parties, whether as claimants or as respondents, the multiple claimants, jointly, and the multiple respondents, jointly, shall nominate an arbitrator within the time limits set forth in the Arbitration Rules. If any arbitrator has not been nominated within the time limits specified herein and/or in the Arbitration Rules, as applicable, such appointment shall be made by the Arbitration Chamber upon the written request of any party within fifteen (15) days of such request. If at any time a vacancy occurs in the Arbitral Tribunal, the vacancy shall be filled in the same manner and subject to the same requirements as provided for the original appointment to that position. The Company as an intervening party to this Agreement shall be a party to the arbitration proceeding only to the extent it may have to implement the award to be rendered, but it waives its right to appoint arbitrator.

16.9.3.    Place of Arbitration. The place of the arbitration shall be the city of São Paulo, State of São Paulo, Brazil, where the award shall be rendered.

16.9.4.    Language. The arbitration shall be conducted in Portuguese. Documentary evidence in the arbitration proceedings may be submitted in English and translation thereof will not be required.

16.9.5.    Binding Nature. The arbitration award shall be final, unappealable and binding on the Parties, including the Company, their successors and assignees, who agree to comply with it spontaneously and expressly waive any form of appeal, except for the request for correction of material error or clarification of uncertainty, doubt, contradiction or omission of the arbitration award, as set forth in article 30 of the Arbitration Law, except, yet, for the good-faith exercise of the annulment established in article 33 of the Arbitration Law. If necessary, the arbitration award may be performed in any court which has jurisdiction or authority over the Shareholders, the Company and their assets. The decision will include the distribution of costs, including reasonable attorney's fees and reasonable expenses as the Arbitral Tribunal sees fit.

16.9.6.    Fine for Breach of Arbitration. Any Shareholder which, without legal support, frustrates or prevents the instatement of the Arbitral Tribunal, whether by failing to adopt necessary measures within proper time, or by forcing the other Shareholder to adopt the measures set forth in article 7 of the Arbitration Law, or yet, by failing to comply with all the terms of the arbitration award, shall pay a pecuniary fine equivalent to [*] reais (R$[*]) per day of delay, applicable, as appropriate, from (a) the date on which the Arbitral Tribunal should have been instated; or, yet, (b) the date designated for compliance with the provisions of the arbitration award, without prejudice to the determinations and penalties included in such award.

16.9.7.    Exceptional Court Jurisdiction. The Shareholders and the Company are fully aware of all terms and effects of the arbitration clause herein agreed upon, and irrevocably agree that the arbitration is the only form of resolution of any disputes arising from or in connection with this Agreement and/or related thereto. Without prejudice to the validity of this arbitration clause, the Shareholders and/or the Company hereby may seek judicial assistance and/or relief, if and when necessary, for the sole purposes of: (a) executing obligations that admit, forthwith, specific performance; (b) obtaining coercive or precautionary measures or procedures of a preventive, provisional or permanent nature, as security for the arbitration to be commenced or already in course between the Shareholders and/or to ensure the existence and efficacy of the arbitration proceeding; or (c) exercising in good faith the right to vacate the award established in article 33 of the Arbitration Law; or (d) obtaining measures of a mandatory and specific nature, it being understood that, upon accomplishment of the mandatory or specific enforcement procedures sought, it shall be returned to the Arbitral Tribunal to be established or already established, as applicable, full and exclusive authority to decide on all and any issues, whether

[*] Certain portions denoted with an asterisk have been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

related to procedure or merit, which has caused the mandatory or specific enforcement claim, with the respective judicial proceeding being interrupted until the partial or final decision of the Arbitral Tribunal. For the measures indicated in (b) and (c) above, the Shareholders elect the Judicial District of the city of São Paulo, State of São Paulo, Brazil, to the exclusion of any other courts. The filing of any measure under this clause does not entail any waiver to the arbitration clause or to the full jurisdiction of the Arbitral Tribunal.

16.9.8.    Confidentiality. Any and all documents and/or information exchanged between the Shareholders, between any Shareholder and the Company or with the Arbitral Tribunal will be confidential. Unless otherwise expressly agreed in writing by the Shareholders or required by Law, the Parties, including the Company, their respective representatives and Affiliates, the witnesses, the Arbitral Tribunal, the Arbitration Chamber and its secretariat undertake to keep confidential the existence, content and all awards and decisions relating to the arbitration proceeding, together with all the material used therein and created for the purposes thereof, as well as other documents produced by the other Shareholder or by the Company during the arbitration proceeding which are not otherwise in the public domain - except if and to the extent that such disclosure is required from one of the Shareholders or from the Company pursuant to Law.

16.9.9.    Contractual Performance. Unless otherwise agreed in writing, the Shareholders shall continue to diligently perform their respective duties and obligations under this Agreement while an arbitral proceeding is pending.

16.9.10. Consolidation. In order to facilitate the comprehensive resolution of related disputes under this Agreement and all other related agreements, including the Joint Venture Implementation Agreement and/or the other agreements and instruments mentioned herein and therein, any or all such disputes may be brought in a single arbitration under the following circumstances and conditions. If one or more arbitrations are already pending with respect to a dispute under any of the agreements by and between the Shareholders, then any party to a new dispute under any of said agreements or any subsequently filed arbitration brought under any said agreements may request that such new dispute or any subsequently filed arbitration be consolidated into any prior pending arbitration. Within twenty (20) days of a request to consolidate, the parties to the new dispute or the subsequently filed arbitration shall select one of the prior pending arbitrations into which the new dispute or subsequently filed arbitration may be consolidated (“Selected Arbitration”). If the parties to the new dispute or subsequently arbitration are unable to agree on the Selected

Arbitration within such twenty (20) day period, then the Arbitration Chamber shall indicate the Selected Arbitration within twenty (20) days of a written request by a party to the new dispute or the subsequently filed arbitration. If the Arbitration Chamber fails to indicate the Selected Arbitration within the 20-day time limit indicated above, the arbitration first initiated shall be considered the Selected Arbitration. The new dispute or subsequently filed arbitration shall be so consolidated, provided that the Arbitral Tribunal for the Selected Arbitration determines that: (i) the new dispute or subsequently filed arbitration presents significant issues of law or fact common with those in the Selected Arbitration; (ii) no party to the new dispute or to the Selected Arbitration would be unduly harmed; and (iii) consolidation under these circumstances would not result in undue delay for the Selected Arbitration. Any such order of consolidation issued by the Arbitral Tribunal shall be final and binding upon the parties to the new dispute, the Selected Arbitration or subsequently filed arbitrations. The Shareholders waive any right they may have to appeal or to seek interpretation, revision or annulment of such order of consolidation under the Arbitration Rules and/or the Law in any court. The Arbitral Tribunal for the Selected Arbitration into which a new dispute or subsequently filed arbitration is consolidated shall serve as the Arbitral Tribunal for the consolidated arbitration.

16.9.11. Intervening Consenting Party. The Company expressly agrees to be bound to this arbitration clause for all legal purposes.

16.10.    Filing and Registration. This Agreement shall be filed at the Company's head office pursuant to and for the purposes of Article 118 of the Brazilian Corporation Law. The Company shall cause a legend with the text below to be annotated on the relevant pages of its corporate books and in any other registers or certificates representing the Shares, as follows:

“THE SHARES HELD BY [●] ARE SUBJECT TO THE RULES AND RESTRICTIONS SET OUT IN THE SHAREHOLDERS AGREEMENT DATED [●], A COPY OF WHICH IS AVAILABLE AT THE COMPANY'S HEADQUARTERS. NO TRANSFER OF SUCH SHARES SHALL BE MADE OR REGISTERED IN THE COMPANY'S BOOKS, UNLESS FOLLOWED BY EVIDENCE OF COMPLIANCE WITH THE TERMS OF THE AFOREMENTIONED SHAREHOLDERS AGREEMENT. TRANSACTIONS EXECUTED BY THE COMPANY OR SHAREHOLDERS IN VIOLATION OF THE SHAREHOLDERS AGREEMENT SHALL BE NULL AND VOID.”

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement in 3 (three) original copies, as of the day and year first above written, in the presence of the two undersigned witnesses.

São Paulo, June 03, 2011

1

SCHEDULE I
to Joint Venture Implementation Agreement, entered into by and among Cosan Combustíveis e Lubrificantes S.A., Cosan S.A. Indústria e Comércio, Amyris Brasil S.A. and Amyris, Inc., dated June 03, 2011

Form of

Bylaws of NOVVI S.A.

CHAPTER I. Company Name, Principal Place of Business, Purpose and Duration

Article 1.    NOVVI S.A. is a joint-stock company (sociedade anônima) governed by these Bylaws and applicable laws, particularly Law No. 6404 of December 15, 1976, as amended (the “Corporation Law”).

Article 2.    The Company has its principal place of business and jurisdiction in the city of São Paulo, State of São Paulo, at Avenida Presidente Juscelino Kubitschek, No. 1327, 4º andar, sala 5, and may maintain branches, agencies or representative offices elsewhere in Brazil or abroad, by resolution of the Board of Directors (Conselho de Administração).

Article 3.    The Company's corporate objectives are the following: (a) development, production, marketing and distribution, in Brazil or abroad, of base oils derived from Amyris Biofene™, also referred to as farnesene, in their various grades, or other technologies or molecules, as well as any other related products approved by the Board of Directors (Conselho de Administração); and (b) holding equity interests in other companies with corporate objectives consistent with those activities mentioned in item (a) above.

Article 4.    The Company is incorporated for an indefinite period of time.

2

CHAPTER II.    Capital Stock

Article 5.    The Company's subscribed capital stock is four hundred thousand reais (R$ 400.000,00), divided into four hundred thousand (400.000) common registered shares with no par value.

Sole Paragraph.    The Shareholders shall have a preemptive right to subscribe for new shares in proportion to the shares of stock already held thereby. If any shareholder waives its preemptive right in writing or, after being notified, fails to respond within thirty (30) days from the date of such notice, then the other shareholders shall be entitled to subscribe for such shares in proportion to the shares of stock held thereby.

Article 6.    The Shares are indivisible as regards the Company. Each common registered share shall carry one vote in general shareholders' meeting resolutions.

CHAPTER III.    General Meetings

Article 7.    Annual General Meetings shall be held once a year, within the four (4) month-period following the end of each fiscal year; Extraordinary General Meetings shall be held whenever the Company's interests so require.

Article 8.    The General Meetings shall be presided over by the Chairman of the Board of Directors or, in his/her absence, by an individual chosen by a majority vote of the attendees. The Chairman shall choose the Secretary of the Meeting.

Article 9.    In addition to other matters provided by law, these Bylaws or in any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below, the General Meetings shall resolve on the following matters:

(a)    any capital reduction with distribution of funds or assets to the Shareholders of the Company;

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(b)    any issuance of preferred shares, of any class, or change in the characteristics, rights and privileges of the Company's shares;

(c)    any redemption, amortization or repurchase of shares or any convertible securities, or changes in the conditions applicable to redemption, amortization or repurchase of shares or convertible securities;

(d)    any merger, merger of shares (incorporação de ações), any form of corporate reorganization, spin-off, drop down of assets and liabilities involving the Company;

(e)    any amendment to these Bylaws;

(f)    any amendment of the dividend policy and/or the compulsory dividend set forth in these Bylaws and dividend distribution in an amount lower than the compulsory dividend set forth in these Bylaws;

(g)    any change in the account or tax principles or policies with respect to the financial statements, except as required by Brazilian generally accepted accounting principles or by law or regulation;

(h)    any change of corporate type;

(i)    winding up, judicial or out of court reorganization process, voluntary acts of financial reorganization, bankruptcy or liquidation;

(j)    approval of any stock option, profit sharing or similar compensation plan and any amendments thereto;

(k)    election and removal of the members of the Board of Directors;

(l)    approval of a Company's initial public offering of shares, of any equity or convertible debt securities; and

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(m)    approval of the annual global gross amount to be paid to the Board of Directors and the Executive Committee (Diretoria).

CHAPTER IV.    Management

Article 10.     The Company shall be managed by a Board of Directors (Conselho de Administração) and by an Executive Committee (Diretoria).

Article 11.    The Board of Directors shall be composed of six (6) members, all of whom shall be shareholders and elected by the Annual General Meeting for a two (2)-year term, reelection being allowed. The Chairman of the Board of Directors shall be designated by the General Meeting from among the elected Directors.

Paragraph 1.    The members of the Board of Directors shall be invested in office upon signing the relevant deed of investiture drawn up in the “Book of Minutes of the Board of Directors' Meetings”, and shall serve until investiture of their successors or until their resignation, death or replacement.

Paragraph 2.    The overall annual compensation of the members of the Board of Directors approved by the General Meeting shall be equally allocated among its members. Moreover, all members of the Board of Directors shall be entitled to be reimbursed from any reasonable travel expenses arising from the performance of their activities and functions.

Article 12.    In the event of vacancy in any office of the Board of Directors, a General Meeting shall be convened within fifteen (15) business days of the event, to fill such vacancy. In this case, no meeting of the Board of Directors shall be held before the election of the new Director, unless otherwise agreed by all of the Directors in office.

Paragraph 1.    In the event of temporary absence or impairment, the temporarily absent or impaired Director shall appoint, from among the Board of Directors' members, another Director to represent him/her.

Paragraph 2.    In the event of vacancy, temporary impairment or absence

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pursuant to this Article, the alternate or representative shall, also for the purpose of voting at a meeting of the Board of Directors, act for his/her own account and for the member he/she is replacing or representing.

Article 13.    The Board of Directors shall hold ordinary meetings at such time and place as shall be determined by the Board of Directors, but in any case at least every quarter; provided that, by the first month of every fiscal year, the Board of Directors shall approve the schedule of ordinary meetings valid for the starting year. Such meetings shall be held at the Company's headquarters or any other place that may be chosen. Minutes of such meetings shall be drawn up in the appropriate book.

Paragraph 1.    Meetings shall be convened by the Chairman of the Board of Directors, by written notice delivered at least eight (8) days in advance, stating the place, date and time of the meeting, and a detailed summary of the agenda, which cannot include general items like “other matters to the Company's interest”. Failure by the Chairman to call any meeting requested by any Director within five (5) calendar days from the date of receipt of the request by any Director allows any other Director to call the requested meeting. The call notice shall also include a copy of any written material that shall be presented during the meeting to support the relevant discussions, to the extent that such material is ready by the time of the delivery of the call notice.

Paragraph 2.    The call notice shall be waived when all Directors in office are present at the meeting or provided that all Directors in office expressly agree to waive such formalities.

Paragraph 3.    In order for the Board of Directors' meetings to be called to approve and adopt valid resolutions, a majority of its members in office shall be present thereat, except if special quorum is provided in any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below. Any Directors who are represented at the meeting by an alternate or legally appointed person, or who have sent their vote in writing, shall be deemed present at the meeting.

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Paragraph 4.    Unless otherwise set forth in any Shareholders' Agreement filed at the Company's headquarters as provided in Article 31 below, resolutions of the Board of Directors shall always be adopted by a majority vote of the members of the Board of Directors present at the meetings, it being understood that no member of the Board of Directors shall hold a casting vote.

Article 14.    In addition to other matters provided by law, these Bylaws or in any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below, the Board of Directors shall have the following duties:

(i)    to establish the Company's general business guidelines, provided, however, that the Executive Committee will be responsible for all decisions related to the Company's daily activities;

(ii)     to approve the business plan and budget of the Company, as prepared by the Executive Committee, including any and all modification thereto;

(iii)    to elect and remove the Company's Executive Officers;

(iv)    to call the General Meeting whenever deemed advisable or necessary;

(v)    to elect or replace the Company's independent auditing firm;

(vi)    to submit to the General Meeting proposals for allocation of the Company's profits and for amendments to the Bylaws;

(vii)    to approve any association or joint venture involving the Company or its subsidiaries;

(viii)    to approve the incurrence, amendment, modification, refinancing or alteration of material terms by the Company of any indebtedness (or a series of related transactions in the last twelve month period), except for those indebtedness approved by the Board of Directors in the business plan or in the budget;

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(ix)    to approve the granting of guarantees, sureties or aval guarantees (or a series of related transactions in the last twelve month period), except for those guarantees related to indebtedness approved by the Board of Directors in the business plan or in the budget;

(x)    to approve the acquisition and/or disposal of or divestiture of assets, except if otherwise contemplated by the approved business plan or budget;

(xi)    to approve any transaction which otherwise creates any obligation to the Company, except if otherwise contemplated by the approved business plan or budget;

(xii)    to approve any capital expenditures not contemplated in the approved business plan or budget or which otherwise deviates from the approved business plan or budget by up to ten percent (10%);

(xiii)    to approve the creation of committees that shall report to the Board of Directors;

(xiv)    to approve the incorporation of subsidiaries;

(xv)    to approve any non-compete or exclusivity obligation binding on the Company;

(xvi)    to decide whether the Company shall produce its own BioFene or purchase it from the shareholders, their affiliates or third parties, based on a substantiated proposal to be prepared and recommended by the Executive Committee;

(xvii)    to approve the execution or amendment by the Company of any supply agreement, off-take agreement or any agreements related to the actual production and sale of the Company's products;

(xviii)    to decide to build a manufacturing facility for the production of the Company's products and the site for such facility, based on a substantiated proposal to be prepared and recommended by the Executive Committee;

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(xix)    to approve the annual gross amounts to be paid to the Executive Officers; and

(xx)    to approve transactions with related parties.

Article 15.    The Company's Executive Committee shall be composed by up to four (4) Officers, who need not be shareholders, but who must all reside in Brazil and be elected by the Board of Directors.

Article 16.    The Officers shall serve for a unified two (2)-year term of office, running from one Annual General Meeting to the second subsequent. All Officers shall serve until investiture of their successors or until their resignation, death or replacement, reelection being permissible.

Sole Paragraph.    The Officers' compensation approved by the General Meeting shall be allocated as resolved by the Board of Directors that elect them.

Article 17.    In the occurrence of a vacancy in the position of any Officer, for any reason whatsoever, an alternate shall be appointed by the Board of Directors at a meeting to be held within ninety (90) days from such vacancy.

Article 18.    The Executive Committee shall meet whenever necessary, but at least once a month. Meetings shall be chaired by the Chief Executive Officer or, in his absence, by the Officer then appointed.

Sole Paragraph.    Extraordinary meetings shall be called by any of the officers.

Article 19.    In the temporary absence or impairment of any Officer, said Officer may appoint an alternate to replace him, subject to the approval of the Board of Directors. The alternate so appointed shall perform all the functions and shall have all the powers, rights and duties of the replaced Officer.

Sole Paragraph.    The alternate may be one of the remaining Officers.

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Article 20.    The Executive Committee shall be in charge of managing the Company's business in general and shall perform all acts necessary or advisable therefore, except for those which, by law or under these Bylaws or any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below, are incumbent on the General Meeting or on the Board of Directors. Its powers include, but are not limited to, those sufficient to:

(a)    prepare the Company's business plan and budget, as well as implement the approved Company's business plan and budget;

(b)    ensure compliance with prevailing law and these Bylaws and any Shareholders' Agreement filed at the Company's headquarters, as provided in Article 31 below;

(c)    ensure compliance with resolutions passed at General Meetings, Board of Directors' meetings and its own meetings;

(d)    manage, administer and oversee the Company's business;

(e)    issue and approve internal directives and rules it deems useful or necessary;

(f)    negotiate any supply agreement, off-take agreement or any agreement related to the actual production and sale of the products to be manufactured by the Company;

(g)    determine the products to be manufactured by the Company and of the volumes of such product to be produced, provided that such determination shall always follow any contractual commitments made by the Company;

(h)    determine the research and development plan and amendments thereto under any research and development agreement;

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(i)    prepare a substantiated proposal regarding whether the Company shall produce its own BioFene or purchase it from the shareholders, their affiliates or third Parties, and recommendation of a decision to the Board of Directors;

(j)    prepare a substantiated proposal regarding whether to build a manufacturing facility for the production of the Company's products and the site for such facility, and recommendation of a decision to the Board of Directors;

(k)    the granting of any power of attorney to act on behalf of the Company;

(l)    compromise, waive, settle, sign commitments, assume obligations, invest funds, acquire, dispose, mortgage, pledge or otherwise create a lien on the Company's assets;

(m)    approve all necessary measures and perform the ordinary acts of management, financial and economic nature in accordance with the Company's objectives;

(n)    prepare the Company's financial statements and be responsible for the bookkeeping of the Company's corporate, tax and accounting books and records; and

(o)    define whether the Company shall built or own its own industrial plant and, in case the Board of Directors approves the construction or ownership of its own industrial plan, manage, administer and oversee all matters related to the construction and operation of the plant.

Sole Paragraph.    The sale, exchange, transfer or disposal in any way of, or creation of mortgages, pledges or encumbrances of any kind on, the Company's real property shall be contingent on authorization and approval by the Board of Directors.

Article 21.    Deeds of any kind, bills of exchange, checks, money orders, agreements and, in general, any other documents entailing an obligation or liability for the Company shall be signed: (a) by any two (2) Officers, acting

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jointly; (b) by any Officer jointly with an attorney-in-fact; or (c) by two (2) attorneys-in-fact jointly, provided they are vested with special and express powers.

Article 22.    The Company's powers of attorney shall always be signed by two (2) Officers; shall specify the powers granted; and shall be valid for a limited period not to exceed one year, with the exception of those granted for judicial purposes.

Article 23.    The acts of any Officers, attorneys-in-fact or employees involving the Company in any obligations regarding business or transactions unrelated to its corporate purposes, such as sureties, aval guarantees, endorsements or any guarantees in favor of third parties, are hereby expressly forbidden, and shall be deemed null and void as regards the Company, unless expressly authorized by the Board of Directors.

CHAPTER V.        Audit Committee

Article 24.    The Company's Audit Committee shall be composed of three (3) sitting members and an equal number of alternates and shall operate only if and when approved by the General Meeting.

Paragraph 1.    The term of office of the Audit Committee shall end on the first ordinary shareholders' meeting following its installation.

Paragraph 2.    The shareholders' meeting that elects the members of the Audit Committee shall also determine their compensation.

CHAPTER VI.    Fiscal Year, Balance Sheet and Profits

Article 25.    The Company's fiscal year shall begin on January 1st and end on December 31st of each year.

Article 26.    At the end of each fiscal year, the Company's financial statements shall be prepared by the Executive Committee, under the responsibility of the Chief Financial Officer, subject to prevailing legal provisions.

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Paragraph 1.    The Company may prepare interim balance sheets with respect to a semester or regarding shorter periods and, upon resolution of the General Meeting, distribute intermediary dividends, based on the verified results or credit them to the accumulated profits or profit reserve accounts, subject to applicable legal or to the provisions of these Bylaws.

Paragraph 2.    The Company may credit or pay interest on net equity (juros sobre capital próprio), and such amounts may be paid or credited to the amounts of the mandatory dividend.

Article 27.    After adjustments and deductions set forth in law, including deductions of the accumulated losses, as well as the income tax and social security contribution, the net profits shall be distributed as follows:

a)	5% (five percent) shall be allocated to the legal reserve, up to maximum level permitted by law;

b)	25% (twenty five percent) shall be distributed as mandatory dividends to the shareholders, subject to these Bylaws and the applicable law; and

c)	the remaining amount shall be used as approved by the general shareholders' meeting.

Paragraph 1. The Company shall have a statutory reserve for the development or expansion of the Company's businesses, the purpose of which shall be: (i) to ensure resources for investments in research and technology; (ii) to increment working capital in order to ensure appropriate operational conditions to the achievement of the Company's corporate purposes; and (iii) to fund the growth of the Company's business.

Paragraph 2. After the allocations of the net profit mentioned in this Article 27, up to 100% of the remaining net profit, subject to the limitations set forth in article 199 of Law No. 6,404/76, may be allocated to the statutory reserve, if approved by the shareholders in the applicable general shareholders' meeting.

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Paragraph 3. Upon reaching the limit set forth in article 199 of Law No. 6404/76, the general shareholders' meeting shall resolve on the: (a) capitalization of the entire or a portion of the amount of the reserve, or (b) distribution of dividends to the shareholders.

CHAPTER VII.    Liquidation and Dissolution

Article 28.    The Company shall be liquidated in the events provided for by law, it being incumbent on the General Meeting to determine the liquidation procedure and to appoint the liquidator and the Audit Committee that will officiate during the liquidation period.

Article 29.    The Company shall be dissolved upon approval of the General Meeting. In this case, the relevant General Meeting shall approve the set of rules, goals and principles that shall govern such dissolution process.

CHAPTER IX.    Miscellaneous

Article 30.    Any matters not clearly dealt with in these Bylaws shall be resolved as prescribed by law.

Article 31.    The Company shall always comply with any Shareholders' Agreement filed in the Company's headquarters, pursuant to and for the purposes of Article 118 of the Brazilian Corporation Law. The management of the Company shall refrain from registering any share transfer contrary to the terms of the Shareholders' Agreement and the chairman of the Shareholders' General Meetings and of the Board of Directors' Meetings shall refrain from computing any vote issued in violation of any such agreement.

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SCHEDULE II
to Shareholders' Agreement of [JVCO]

Fair Market Value Methodology

“Fair Market Value”, for purposes of the Agreement, shall be calculated in accordance with the rules set forth below.

The Fair Market Value of the Company and its corresponding Shares shall be calculated according to the following procedure:

(i)    the Fair Market Value shall be determined by two (2) specialized investment banks, with large experience in the appraisal of assets that are similar to those in question, ranked within the top ten (10) positions in the M&A rankings for Brazil prepared and disclosed by Thomson Financial in terms of volume for the last two (2) years, being one (1) institution chosen by CCL and one (1) chosen by Amyris Brasil (“Appraisers”) within ten (10) Business Days as from the date the determination of a Fair Market Value is required, after which the Shareholder who fails to choose an Appraiser shall be deemed to accept the Fair Market Value that is determined by the Appraiser duly chosen by the other Shareholder. Notwithstanding the above, the Parties may mutually agree that the Fair Market Value shall be determined by only one (1) jointly chosen specialized investment bank, with the same qualifications mentioned above (“Sole Appraiser”). The Appraisers (or the Sole Appraiser, as the case may be) shall be engaged by the Company, but the costs arising in connection with the determination of the Fair Market Value shall be equally shared by the Shareholders. The Company shall provide both Appraisers (or the Sole Appraiser, as the case may be) with the same information that may be required by any Appraiser (or the Sole Appraiser, as the case may be);

(ii)    with respect to the Shares, the Fair Market Value shall be determined by the Appraisers (or the Sole Appraiser, as the case may be) based on the following criteria: (a) such Shares shall be appraised as if the total number of Shares were available for purchase and were purchased by Third Parties on an arms' length basis, without any discount; (b) the then current status and the expected future results of the Company; and (c) the discounted projected future cash flows of the Company, based on the Company's applicable business plan and budget, or, if the Company has not started the production of the JVCO Products, the Fair Market Value shall be determined considering the capital employed by the Shareholders;

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(iii)    if any Appraiser (or the Sole Appraiser, as the case may be) presents a value range/band instead of a single value, the Fair Market Value provided by such Appraiser (or the Sole Appraiser, as the case may be) shall be the midpoint of such value range/band, provided that the Appraisers shall be aware that in no event such band, for the purposes of the assessment of the Fair Market Value, shall exceed twenty percent (20%) of either the minimum or the maximum value amongst the value range/bands presented;

(iv)    the Appraisers (or the Sole Appraiser, as the case may be) shall determine the Fair Market Value within thirty (30) days as from the date on which they were engaged for such purpose, and the result of their work shall be submitted simultaneously to the Company and all Shareholders in writing;

(v)    if the difference between the Fair Market Values assessed by each Appraiser-subject to the provisions of item (iii) above-is lower or equal to ten percent (10%), the Fair Market Value shall be the midpoint of both appraisals; if such difference exceeds such percentage, the Appraisers shall have five (5) Business Days as from the date on which the two (2) Fair Market Values were presented to the Company to select a third qualified investment bank that fulfills the same requirements set forth in item (i) above to determine the Fair Market Value (“Third Appraiser”);

(vi)    the Third Appraiser shall present its assessment of the Fair Market Value of the Shares within no later than fifteen (15) days as from the date on which it was engaged by the Company, subject to the same rules and criteria applicable to the Appraisers and based on the estimates prepared by such Appraisers, and the result of the Third Appraiser's work shall be simultaneously submitted to the Company and the Shareholders in writing;

(vii)    the Fair Market Value shall then be the midpoint between the two (2) closest amounts assessed by the three (3) Appraisers; and

(viii)    absent of a manifest error, the Fair Market Value assessed according to the terms hereof shall be final, binding and shall not be subject to any opposition from any Shareholder, and shall remain valid for the purposes hereof for a period of one hundred and twenty (120) days from the date it was finally assessed.

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